UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.            )

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CORNING INCORPORATED
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Notice of Annual Meeting of Shareholders & Proxy Statement 2020

CORNING 2020 PROXY STATEMENT

Dear Fellow Shareholder:

Corning Incorporated will hold its 2020 Annual Meeting in Corning, New York, on April 30 at 11 a.m. Eastern Time. Shareholders will vote on the annual election of directors, the advisory approval of the 2019 compensation for our named executive officers, and the ratification of Corning’s independent registered public accounting firm for 2020.

This meeting is your opportunity to hear directly from leadership about Corning’s 2019 performance and our expectations for the future. We’re pleased that we successfully delivered on the goals of our four-year Strategy and Capital Allocation Framework, returning more than $12.5 billion to shareholders over four years, including a 67% increase in dividends per share. We also extended our leadership in every business, advanced key growth initiatives, and positioned the company to drive long-term growth.

In 2019, we announced our new Strategy & Growth Framework, which defines our leadership priorities through 2023 and reflects our core leadership philosophy of operating our businesses well, investing to capture profitable growth opportunities that align with our focused portfolio, de-risking investments through customer commitments, and distributing cash to shareholders. It’s our previous Framework evolved for a new growth era.

Of course, how we do things is as important as what we achieve. We are committed to making the world a better place, not only with our innovations, but also with our actions.

We practice sound corporate governance and align our practices with the principles of the Investor Stewardship Group. We communicate consistently and openly with our shareholders. We have improved our disclosure around all our practices and policies. And we follow industry best practices on executive pay, including tying compensation closely to company performance.

I’m also proud of how we continue to honor our commitment to sustainability. Corning is helping protect the environment through the ongoing improvement of processes, products, and services. We are committed to ensuring a diverse and inclusive environment for our employees around the world. And Corning invests to strengthen the economy and enhance the quality of life in the communities where we live and work. We understand that our sustainability efforts are a work in progress, so we look forward to evolving our practices to continue making Corning a better version of itself.

I look forward to sharing more details at the Annual Meeting. The following pages contain the formal notice of meeting and the proxy statement. I encourage you to sign and return your proxy card or vote by telephone or Internet prior to April 30 so your shares will be represented and voted at the meeting.

Thank you for your investment in Corning and your participation in our governance process.

Wendell P. Weeks

Chairman of the Board, Chief Executive Officer and President

CORNING 2020 PROXY STATEMENT

Notice of 2020 Annual
Meeting of Shareholders

Thursday, April 30, 2020

11:00 a.m. Eastern Time

The Corning Museum of Glass

One Museum Way,
Corning, New York 14830

Important Information Regarding Meeting Attendance and Location

We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described in the proxy) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our Investor Relations website (investor. corning.com), and we encourage you to check this website prior to the meeting if you plan to attend.

ITEMS OF BUSINESS

1.	Election of 13 directors to our Board of Directors for the coming year;

2.	Advisory approval of our executive compensation (Say on Pay);

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

4.	Any other business or action which may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHO CAN VOTE

You may vote at our 2020 Annual Meeting if you were a shareholder of record at the close of business on March 2, 2020.

Your vote is important to us. Please exercise your right to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 30, 2020: our proxy statement, 2019 Annual Report and other materials are available on our website at corning.com/2020-proxy.

Sincerely,

Linda E. Jolly

Vice President and Corporate Secretary
March 20, 2020

VOTE RIGHT AWAY

Your vote is very important. Please promptly submit your proxy or voting instructions by Internet, telephone or mail to ensure the presence of a quorum. You may also vote in person at our Annual Meeting (subject to the circumstances described in the box at left). If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, nominee or other intermediary, you must bring proof of ownership with you to the meeting.

By telephone Dial toll-free 24/7 1-800-690-6903	By mail Cast your ballot, sign the proxy card and send by mail	By Internet Visit 24/7 proxyvote.com

2	CORNING 2020 PROXY STATEMENT

5	Proxy Statement Summary
17	Corporate Governance and the Board of Directors
17	Corporate Governance
19	Board Leadership Structure
19	Lead Independent Director
20	Committees
21	Audit
21	Compensation
21	Corporate Relations
21	Executive
22	Finance
22	Information Technology
22	Nominating and Corporate Governance
23	Board Composition
23	Board Nomination and Refreshment Process
24	Management Succession Planning
24	Director Independence
25	Policy on Transactions with Related Persons
25	Compensation Committee Interlocks and Insider Participation
26	Risk Oversight
27	Assessment of Company Culture
27	Compensation Risk Analysis
28	Board and Shareholder Meeting Attendance
28	Ethics and Conduct
28	Lobbying and Political Contributions Policy
29	Communications with Directors
29	Corporate Governance Materials Available on Corning’s Website
30	Proposal 1 Election of Directors
30	Board of Directors’ Qualifications and Experience
32	Corning’s Director Nominees
39	Director Compensation
39	2019 Director Compensation
40	Directors’ Charitable Giving Programs
40	Changes to Director Compensation in 2020
42	Stock Ownership Information
42	Stock Ownership Guidelines
43	Beneficial Ownership Table
44	Proposal 2 Advisory Approval of Executive Compensation (Say on Pay)
44	Say on Pay Proposal
45	Compensation Discussion & Analysis
45	Executive Summary
48	2019 Company Performance Overview
52	What’s Coming in 2020 Compensation Program Design
53	2019 Executive Compensation Program Details
57	Compensation Peer Group
58	Compensation Program – Other Governance Matters
60	Compensation Committee Report
61	2019 Compensation Tables
61	2019 Summary Compensation Table
64	2019 Grants of Plan Based Awards
65	Outstanding Equity Awards at 2019 Fiscal Year-End
67	Options Exercised and Shares Vested in 2019
67	Retirement Plans
69	Non-qualified Deferred Compensation
70	Arrangements with Named Executive Officers
73	Pay Ratio Disclosure

CORNING 2020 PROXY STATEMENT	3

74	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm
75	Fees Paid to Independent Registered Public Accounting Firm
76	Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Registered Public Accounting Firm
76	Report of the Audit Committee
78	Frequently Asked Questions About the Meeting and Voting
83	Code of Ethics
83	Incorporation by Reference
84	Additional Information
85	Appendix A
85	Corning Incorporated and Subsidiary Companies Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures; Certain Definitions

4	CORNING 2020 PROXY STATEMENT

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. As used in this proxy statement, “Corning,” the “Company” and “we” may refer to Corning Incorporated itself, one or more of its subsidiaries, or Corning Incorporated and its consolidated subsidiaries.

Annual Meeting of Shareholders

Date and Time

April 30, 2020, 11:00 a.m. Eastern Time

Place

The Corning Museum of Glass
One Museum Way Corning, New York 14830

Record Date

March 2, 2020

Admission

See the instructions contained in “Frequently Asked Questions about the Meeting and Voting” on page 78.

On March 20, 2020, we posted this proxy statement and our 2019 Annual Report on our website at corning.com/2020-proxy and began mailing them to shareholders who requested paper copies.

Proposals That Require Your Vote

Proposal		Board Vote Recommendation	More Information
1	Election of 13 directors	For Each Nominee	page 30
2	Advisory approval of the Company’s executive compensation (Say on Pay)	For	page 44
3	Ratification of appointment of independent registered public accounting firm	For	page 74

Business Information – Who We Are

Corning is one of the world’s leading innovators in materials science. For more than 168 years, Corning has applied its unparalleled expertise in specialty glass, ceramics and optical physics to develop products that have created new industries, transformed people’s lives and unleashed significant new capabilities. Our innovation approach delivers long-term value for Corning and its shareholders.

Our reportable segments are as follows:

Reportable Segments*	2019 Core Net Sales %	Segments Description
Display Technologies		manufactures glass substrates for flat panel liquid crystal displays and other high-performance display panels
Optical Communications		manufactures carrier and enterprise network solutions for the telecom and data center industries
Specialty Materials		manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs
Environmental Technologies		manufactures ceramic substrates and filters for automotive and diesel applications
Life Sciences		manufactures glass and plastic labware, equipment, media and reagents to provide workflow solutions for drug development and emerging cell and gene therapies

*All other segments that do not meet the quantitative threshold for separate reporting are grouped as “All Other”. This group is primarily comprised of the pharmaceutical technologies business and new product lines, development projects and corporate investments. All Other represented 2% of Corning’s sales in 2019.

CORNING 2020 PROXY STATEMENT	5

Proxy Statement Summary

Our 2019 Performance

	Net Sales	Earnings per Share	Net Cash Provided By Operating Activities
2019 GAAP Results	$11,503 million	$1.07 (diluted)	$2,031 million
2019 Core Results	$11,656 million Core Net Sales	$1.76 (diluted) Core EPS	$2,109 million Adjusted Operating Cash Flow

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures in our consolidated financial statements to arrive at measures that are not calculated in accordance with GAAP and exclude specific items that are non-recurring, related to foreign exchange volatility, or unrelated to continuing operations. These measures are our Core Performance Measures. Our management uses Core Performance Measures to make financial and operational decisions. We believe that sharing our Core Performance Measures with investors provides greater visibility into how we make business decisions. Accordingly, these measures also form the basis for our compensation program metrics.

Items that are excluded from certain Core Performance calculations include: gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment, and other charges or credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company. More information on these items can be found in Appendix A.

Corning utilizes constant-currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and new Taiwan dollar currencies. Effective January 1, 2019, Corning also began using constant-currency reporting for our Environmental Technologies and Life Sciences segments for the euro, Japanese yen and Chinese yuan. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows. We have hedged approximately 91% of our projected yen exposure through 2022.

These non-GAAP measures are not an alternative, or a replacement, for financial results determined in accordance with generally accepted accounting principles. Please see Appendix A to this proxy statement for a reconciliation of the non-GAAP measures we use in this proxy statement to the most directly comparable GAAP financial measures.

6	CORNING 2020 PROXY STATEMENT

Proxy Statement Summary

Successful Completion of our 2016-2019 Strategy and Capital Allocation Framework

In 2019, Corning successfully delivered the goals under its 2016-2019 Strategy and Capital Allocation Framework. Using the framework, we focused our portfolio through disciplined project selection and the strategic realignment of Dow Corning. We invested more than $10 billion to grow and extend our leadership through significant new products, capacity expansion and strategic acquisitions. Corning returned more than $12.5 billion to shareholders; increased dividends per share 67%; and reduced outstanding shares by more than 37%. We also created value for our shareholders: Corning’s total shareholder return (TSR) from the inception of the framework through its completion was 93.26%, well above the S&P 500 TSR of 74.23% during the same period.

Our opportunities and execution allowed us to increase both our investments and shareholder returns beyond our initial targets. Our successful execution positions us to deliver growth far into the future.

STRATEGY AND CAPITAL ALLOCATION FRAMEWORK GOALS THROUGH 2019

Focus Portfolio and Utilize Financial Strength

Focus Portfolio:	Utilize Financial Strength:
Deliver strong financial performance and capital stewardship	Deploy $26-30B in cash through 2019
• Improve ROIC • Create new sales and profit streams • Seek upside for cash distributions, e.g., potential transactions outside focus areas	• Deliver >$12.5B to shareholders including >10% annual dividend increases • Invest ~$10B in our growth and sustained leadership • Target Debt/EBITDA ≈ 2x*
Corning successfully delivered the goals of the Strategy and Capital Allocation Framework

*Target Debt to Target EBITDA, see Appendix A for definitions

2019 Performance Highlights

While we successfully delivered the goals of the Strategy and Capital Allocation Framework, 2019 presented challenges that negatively affected our 2019 financial performance, executive compensation, and total shareholder return. Our 2019 growth did not meet our targets and we accelerated actions in our Optical Communications and Display Technologies segments to align production output and working capital to current customer demand, which impacted gross margin. Despite these challenges, we once again outperformed our underlying markets. We expect to build momentum throughout 2020 that will keep us on track to achieve the goals set forth in our four-year Strategy & Growth Framework.

In 2019:

•	Corning grew sales 2% driven by strong performance in three segments and outperformed underlying markets

•	Environmental Technologies grew sales 16% in an auto market that was down mid-single digits, driven by the adoption of Corning’s proprietary gasoline particulate filter (GPF) innovation

•	Specialty Materials grew sales 8% with the adoption of industry-leading cover glass innovations despite smartphone unit sales being down 3%

•	Life Sciences reached a $1 billion sales milestone, growing more than twice the rate of a strengthening market

•	Corning’s Display glass pricing reached low-single digit percentage declines for the year

•	Corning significantly advanced product commercialization in Corning Valor® Glass, with FDA approval and supply agreements, and in Automotive Glass Solutions, with the opening of a dedicated factory to support growing demand from industry leaders

•	We advanced key growth initiatives and took actions to address the material impact of changing market and customer dynamics in Display Technologies and Optical Communications

CORNING 2020 PROXY STATEMENT	7

Proxy Statement Summary

A Tradition of Delivering Value to Shareholders

Returning value to shareholders is a key focus of both our completed 2016-2019 Strategy and Capital Allocation Framework and our new 2020-2023 Strategy & Growth Framework. Corning delivered over $12.5 billion to shareholders under the 2016-2019 Strategy and Capital Allocation Framework and plans to deliver another $8-10 billion by 2023. Over the past five years, Corning has delivered a total of $16 billion to shareholders.

ANNUAL DISTRIBUTIONS TO SHAREHOLDERS (in $ millions)

ANNUAL DIVIDENDS PER COMMON SHARE AND INCREASE OVER PRIOR YEAR

On February 5, 2020, Corning’s Board declared a 10% increase in the Company’s dividend, from $0.20 to $0.22 per share quarterly, beginning with the dividend paid in the first quarter of 2020. This marks the ninth dividend increase since October 2011.

8	CORNING 2020 PROXY STATEMENT

Proxy Statement Summary

2020-2023 Strategy & Growth Framework

In June 2019, following extensive analysis, deliberation, and discussion between the Board and Corning management, we unveiled an updated strategy and growth plan to guide us through 2023. Our new Strategy & Growth Framework defines our leadership priorities over the next four years. Our leadership philosophy is unchanged. We will continue to focus our portfolio and utilize our financial strength to capture significant organic growth and create additional value for shareholders, all while living our Values. From 2020 to 2023, our goals are:

•	6%-8% compound annual sales growth, primarily driven by organic growth in our market-access platforms

•	12%-15% compound annual earnings per share growth, which we expect to deliver through strong sales growth, improved operating margin and continued share repurchases

•	Growing operating cash flow of $16 billion to $18 billion before RD&E, up significantly from the $13 billion we targeted across 2016-2019

•	Continued investment to extend leadership and growth through $10 billion to $12 billion invested in RD&E, capital and mergers and acquisitions, with a focus on organic growth

•	Sustained Commitment to delivering attractive shareholder returns through growth of dividends per share of at least 10% annually and share repurchases, with the expectation of distributing $8 billion to $10 billion to shareholders

2020-2023 Capital Allocation

* Utilize debt capacity while maintaining strong financial metrics and investment grade rating

CORNING 2020 PROXY STATEMENT	9

Proxy Statement Summary

Our Director Nominees

All director nominees are independent with the exception of Mr. Weeks.

Name and Primary Occupation	Age	Director since	Committee Memberships*	Other Public Company Boards
Donald W. Blair Retired Executive Vice President and Chief Financial Officer, NIKE, Inc.	61	2014	• Audit • Finance	1
Leslie A. Brun Chairman and Chief Executive Officer Sarr Group, LLC	67	2018	• Audit • Compensation	3
Stephanie A. Burns Retired Chairman and Chief Executive Officer, Dow Corning Corporation	65	2012	• Audit • Corporate Relations (Chair)	2
Richard T. Clark, Lead Independent Director Retired Chairman, Chief Executive Officer and President, Merck & Co., Inc.	74	2011	• Compensation • Executive • Governance	1
Robert F. Cummings, Jr. Retired Vice Chairman of Investment Banking, JPMorgan Chase & Co.	70	2006	• Executive • Finance (Chair) • Governance	1
Deborah A. Henretta Retired Group President of Global E-Business, Procter & Gamble Company	58	2013	• Corporate Relations • Information Technology	3
Daniel P. Huttenlocher Dean, MIT Stephen A. Schwarzman College of Computing	61	2015	• Finance • Information Technology	1
Kurt M. Landgraf President, Washington College	73	2007	• Audit (Chair) • Compensation • Executive	1
Kevin J. Martin Vice President, US Public Policy, Facebook, Inc.	53	2013	• Corporate Relations • Governance	0
Deborah D. Rieman Retired Executive Chairman, MetaMarkets Group	70	1999	• Compensation (Chair) • Information Technology	0
Hansel E. Tookes II Retired Chairman and Chief Executive Officer, Raytheon Aircraft Company	72	2001	• Compensation • Executive • Governance (Chair)	2
Wendell P. Weeks Chairman, Chief Executive Officer and President, Corning Incorporated	60	2000	• Executive (Chair)	2
Mark S. Wrighton Professor and Chancellor Emeritus, Washington University in St. Louis	70	2009	• Finance • Information Technology (Chair)	2

*	Audit = Audit Committee; Compensation = Compensation Committee; Corporate Relations = Corporate Relations Committee; Executive = Executive Committee; Finance = Finance Committee; Governance = Nominating and Corporate Governance Committee; Information Technology = Information Technology Committee

10	CORNING 2020 PROXY STATEMENT

Proxy Statement Summary

Governance Highlights

Corning is committed to maintaining strong corporate governance as a critical component of driving sustained shareholder value. The Board of Directors continually monitors emerging best practices in governance to best serve the interests of the Company’s stakeholders.

Following is a brief overview of some of our most notable corporate governance practices and policies:

•	Qualifying shareholders are permitted to include director nominees in the proxy statement (“proxy access”);
•	We contacted holders of approximately 45% of our common stock last year to discuss our executive compensation programs and corporate governance practices;
•	We ensure alignment of our corporate governance practices with the Investor Stewardship Group’s corporate governance Principles for U.S. Listed Companies (see page 17);
•	We adopted the principles embodied in the Shareholder-Director Exchange (SDX) Protocol; and
•	We continually enhance our disclosures regarding sustainability and environmental, social and governance practices.

The Corporate Governance section beginning on page 17 describes our governance framework, which includes the following:

✓	Annual election of all directors
✓	Majority vote standard for the election of directors in uncontested elections
✓	Active shareholder engagement, including by directors, to directly gather investor perspectives
✓	Active, engaged and experienced Lead Independent Director
✓	Independent board committees, with all committees (except the Executive Committee) consisting entirely of independent directors
✓	Regular executive sessions of independent directors
✓	Market competitive director compensation program designed to support and reinforce our governance principles
✓	Robust stock ownership guidelines for directors and key executive officers
✓	Prohibition on pledging, hedging or trading in derivatives of the Company’s stock for directors and employees
✓	Clawback policy for executive incentive compensation in the event of certain financial restatements

Shareholder Communication

Communicating with shareholders, particularly about our Strategy & Growth Framework, is critically important to Corning. We communicate with our shareholders through a number of channels, including quarterly earnings calls, Securities and Exchange Commission (SEC) filings, Investor Days, investor conferences, our website at corning.com and other electronic communications. Our executives and Board members also routinely engage with investors through in-person meetings and calls.

In addition to regular discussions regarding our Strategy & Growth Framework, we also conduct outreach to the governance teams at our largest shareholders.

In 2019, as part of our shareholder outreach:

•	we met with approximately 45% of our outstanding shares and approximately two-thirds of our fifty largest shareholders

•	we discussed our 2016-2019 Strategy and Capital Allocation Framework, our 2020-2023 Strategy & Growth Framework, governance, compensation, human capital management and sustainability

•	our investors expressed satisfaction with both of our strategic frameworks, as well as our executive compensation program

More information on our shareholder engagement can be found on page 51.

CORNING 2020 PROXY STATEMENT	11

Proxy Statement Summary

Responding to Shareholder Feedback in Concrete Ways

Corning takes our shareholder’s feedback seriously. The chart below shows actions we have taken in response feedback received during our shareholder engagement.

What we heard from shareholders…	What we did...
Shareholders liked the goals and success of our 2016-2019 Strategy and Capital Allocation Framework (SCAF)	We delivered the SCAF and implemented an ambitious new 2020-2023 Strategy & Growth Framework to build on the success of the SCAF
Shareholders liked the 3-year ROIC modifier linked to the SCAF	In 2016 we introduced a three-year +/-10% ROIC modifier to the CPUs in our Long-Term Incentive Plan. For 2020 we have increased the weighting of the three-year modifier to +/-25% and added additional metrics, to tightly align with the long-term goals of the new Strategy & Growth Framework.
Shareholders like the alignment of executive compensation with the strategic frameworks

The key performance measures for our variable compensation programs are to increase revenues and EPS and generate operating cashflow while carefully managing our CapEx

Beginning in 2020, the Long-Term Incentive (LTI) modifier will include targets for three-year ROIC, Operating Margin and Operating Cash Flow to tightly align with the new Strategy & Growth Framework

Shareholders wanted to see more equity and less cash in the executive Long-Term Incentive Plan	Beginning in 2020, we increased the equity component in our LTI Plan by 88% (from 40% to 75%) of an executive’s annual target opportunity

12	CORNING 2020 PROXY STATEMENT

Proxy Statement Summary

Environmental, Social and Governance Matters and Human Capital Management

In accordance with Corning’s Values, we believe that a commitment to positive environmental, social and governance-related business practices strengthens our company and our community, increases our connection with our shareholders, and helps us better serve our customers and the communities in which our employees live and we operate. We also see in these commitments additional ways of creating value for our shareholders, our employees, our customers, and the wider world.

Corning demonstrates its commitment to environmental, social, governance and human capital matters, and its Values, in many ways that can be explored on our Sustainability website at corning.com/sustainability. Specifically:

•	Corning is committed to protecting the environment through the continuous improvement of our processes, products, and services. For example:
	•	For nearly fifty years, Corning has been a leader in developing clean-air technologies, investing more than $2 billion in the development of clean-air products and holding more than 600 environmental technology patents.
	•	The U.S. Environmental Protection Agency has awarded Corning the ENERGY STAR® Partner of the Year for the last 6 years, with Sustained Excellence designation the last 4 years. In 2019, nine of our global manufacturing facilities exceeded energy efficiency goals set by the U.S. Environmental Protection Agency’s ENERGY STAR® Challenge for Industry. To date, Corning has 29 Challenge for Industry achievers.
	•	Five new solar projects went online in 2019 at Corning facilities around the globe. To date, Corning has 15 solar projects up and running with a nameplate capacity of more than 58 megawatts.
	•	In 2019, Corning co-sponsored the 6th Annual Harmful Algal Blooms (HABs) Symposium in an effort to further understand and help mitigate the effects of climate change, which contributes to HABs.
•	Corning’s formal commitment to diversity and inclusion began more than 50 years ago. Together with our Values, our diversity and inclusion initiatives unite us as “one Corning” worldwide and form the foundation of our shared workplace culture in which all employees have the opportunity to thrive.
	•	Corning is a global employer with approximately 49,500 employees across the U.S., Asia, Latin America and Europe.
	•	We achieved 100% pay equity for men and women in the U.S. in 2017 and in China and Taiwan in 2019, and we made significant progress in our other largest locations outside the U.S. comprising approximately 90% of our global workforce with the goal to have 100% of our salaried workforce included in our annual analyses by 2021.
	•	Since 2006 we have increased diversity from 24% to 52% within our businesses and from 8% to 20% among corporate officers.
	•	Corning’s global salaried employee retention rate is 96%.
	•	For the fourth year in a row, Corning was named to the “Best-of-the-Best” Corporations for Inclusion list by the National Gay & Lesbian Chamber of Commerce, distinguishing Corning as one of the “Best Places to Work for LGBT Equality” and earned a score of 100 on the Disability Equality Index and recognition as a “Best Place to Work” by the American Association of People with Disabilities and Disability:IN.
	•	Corning has scored a 90 or above on the Human rights Campaign Corporate Equality Index for fifteen years.
	•	Corning received recognition as a Top Supporter of Historically Black Colleges and Universities (HBCUs) for the sixteenth consecutive year by the Council of Engineering Deans of HBCUs.
•	Corning’s Human Rights Policy operates in conjunction with, and is mutually supportive of, our Code of Conduct, our Supplier Code of Conduct, our product stewardship programs, our global environmental, health and safety policies and procedures, and our compliance program. Together, these policies and practices demonstrate our firm commitment to respect and advance human rights. More information about these policies can be accessed through our Sustainability page linked above.
•	In 2019, Corning’s Sustainability team completed the Company’s first materiality assessment to identify the ESG issues most important to the Company and its stakeholders.

CORNING 2020 PROXY STATEMENT	13

Proxy Statement Summary

Supporting Sustainable Communities

Throughout its history, Corning has routinely made contributions to civic, educational, charitable, cultural and other institutions that improve the quality of life and increase the resources of the communities in which it operates, making Corning more attractive to employees.

The Company undertakes its philanthropic activities both directly and indirectly through The Corning Incorporated Foundation (the Foundation), a separate 501(c)3 organization. We believe in being an active corporate citizen and the Foundation directs its grant-making toward the communities where Corning operates and its employees live, enabling initiatives in four areas: education, culture, human services and volunteerism. In 2019, Corning donated $4.0 million to the Foundation, and the Foundation disbursed approximately $5 million, of which approximately 33% was directed toward initiatives supporting education, including grants made under the Foundation’s Employee Programs (Employee Matching Gifts, Dollars for Doers, Vibrant Community Grants and Excellence in Volunteerism Awards).. Additional information about the Foundation can be found at corningfoundation.org.

Corning’s direct giving includes annual contributions to both local and international cultural and educational institutions. In particular, Corning is proud to support The Corning Museum of Glass (CMoG) – the world’s leading glass museum. Beyond just a key cultural and community hub, CMOG also provides Corning with a unique innovation crucible where our glass scientists and experts collaborate with glass artists and designers to creatively explore the novel properties of glass and innovate new uses in an environment uninhibited by traditional commercial boundaries. In a small community, our employees, including executives and their families, inevitably have relationships with the non-profit organizations that receive such contributions from the Company. Wendell P. Weeks (chairman, CEO and president), David Morse (executive vice president and chief technology officer) and Jeffrey W. Evenson (executive vice president and chief strategy officer) serve on the CMoG board of trustees. In 2019, Corning provided cash and non-cash contributions of services to CMoG of approximately $45 million.

Corning provides financial support to the Alternative School for Math and Science (ASMS), a private middle school located in Corning, New York, with an advanced curriculum focusing on science and math. Currently, children of Corning employees represent approximately 51% of its enrollment. In 2019, non-cash contributions totaled approximately $1.6 million and cash contributions totaled $346,000. Kim Frock Weeks (spouse of Wendell P. Weeks, our chairman, CEO and president) serves on the ASMS board of trustees and also serves as executive head of school, but receives no salary or benefits in this role.

14	CORNING 2020 PROXY STATEMENT

Proxy Statement Summary

Executive Compensation Program

As shown below, in 2019 approximately 89% of our CEO’s target total compensation (excluding employee benefits and perquisites) and 80% of the other Named Executive Officers’ (NEOs) target total compensation (excluding employee benefits and perquisites) was variable and depended on Corning’s operating performance or stock price.

2019 Compensation Components

CEO	ALL OTHER NEOs

2019 Pay Components

Pay Component	Tenor and Term	Role	Determination Factors
Base Salary	Reviewed annually; Paid biweekly	• Fixed portion of annual cash income	• Value of role in competitive marketplace • Value of role to the Company • Skills and performance • Internal equity
Short-Term Incentives • Cash - GoalSharing Plan • Cash - Performance Incentive Plan (PIP)	Variable; earned amounts paid annually in February (GoalSharing) and March (PIP)	• Variable portion of annual cash income • Focus executives on annual objectives that support the delivery of the short-term business plan

•   GoalSharing awards are available to all employees, generally targeted at 5% of base salary based on annual corporate performance and business unit objectives

•   PIP target awards are set individually based on the competitive marketplace and level of experience

•   PIP actual value earned relative to target is based on annual corporate performance against pre-set goals

Long-Term Incentives (LTI) • Cash Performance Units • Restricted Share Units • Stock Options	Variable; measured and paid (in the case of earned CPUs), or vested (in the case of RSUs and Options), at close of a 3-year performance period

•   Reinforce need for long-term sustained performance

•   Focus executives on annual objectives that support the long-term strategy and creation of value

•   Align the long-term interests of executives and shareholders

•   Balance cash pay with equity ownership

•   Encourage retention

•   Target awards are based on competitive marketplace, level of executive, skills and performance

•   Actual value earned relative to target is based on corporate performance against pre-set goals and stock price performance over the period

•   ROIC performance over the three-year performance period may increase or decrease the CPU payout by 10%

All Other: • Benefits • Perquisites • Severance Protection	Ongoing or Event-Driven	• Support the health and security of our executives, and their ability to plan for retirement • Enhance executive productivity	• Competitive marketplace • Limited offerings beyond what is offered to all employees • Level of executive • Standards of good governance

CORNING 2020 PROXY STATEMENT	15

Proxy Statement Summary

Compensation Performance Metrics – Pay for Performance

Our goals for annual and long-term incentives in 2019 focused on the key drivers for successfully executing our Strategy and Capital Allocation Framework and creating and sustaining long-term shareholder value: profitability (Core EPS), top line growth (Core Net Sales) operating cashflow (Adjusted Operating Cash Flow) and prudent investing for growth (CapEx). While we successfully delivered the goals of the Framework, we missed our financial performance targets for executive compensation due to changing market and customer dynamics in Display Technologies and Optical Communications. Our executive compensation outcomes for 2019 were down accordingly.

Our Metrics and Why We Use Them

Core Earnings per Share (Core EPS):

Core EPS is our key measure of profitability. Corning generally budgets for share repurchases in establishing its target Core EPS measures.

Core Net Sales:

Sales growth, both organic through innovation and through acquisitions, is critical to our short- and long-term success.

Adjusted Operating Cash Flow:

Strong positive cash generation enables our ongoing investment in growth, sustained leadership and returns to shareholders.

CapEx:

Making good decisions on where and when to invest for future growth is paramount to our long-term success

Return on Invested Capital (ROIC):

We focus on ROIC because it reflects our ability to generate returns from the capital we have deployed in our operations. The Cash Performance Units (CPUs) payout is increased or decreased up to 10% based on Corning’s ROIC over the three-year performance period.

2019 Compensation Plan Payout Percentages

The following table reflects our 2019 compensation plan’s payout percentages based on our 2019 financial performance:

Short Term Incentives
PERFORMANCE INCENTIVE PLAN (PIP) 100% CORPORATE FINANCIAL PERFORMANCE

Components	Weighting	% of target earned
Core EPS	75%	22%
Core Net Sales	25%	31%
2019 payout		24%

GOALSHARING – 25% CORPORATE PERFORMANCE, 75% BUSINESS UNIT PERFORMANCE

Components		% of base salary earned
Corporate financial performance — 1.25% target × 24% performance (See PIP above)	25%	0.30%
Average Business Unit Performance	75%	4.07%
2019 payout (vs. 5% target)		4.37%

Long Term Incentives
CASH PERFORMANCE UNITS (60% OF LTI TARGET – OTHER 40% ARE RSUs AND OPTIONS)
Components	Weighting	% of target earned, 2019 performance year
Operating Cash Flow	35%	0%
CapEx	35%	150%
Core Net Sales	30%	31%
2019 blended performance result		62%

2017-2019 CPU PERFORMANCE RESULTS
Components		% of target earned, 2017-2019 performance

2017 performance result		120%
2018 performance result		128%

2019 performance result		62%
2017-2019 average performance		103%
ROIC MODIFIER

2017-2019 average performance	×	ROIC Modifier of -2.8%	=	Final % payout of 2017 target CPUs
103% × 97.2% = 100%

Our 2019 financial performance fell well short of our targets and our compensation payouts reflect that performance.

16	CORNING 2020 PROXY STATEMENT

Corporate Governance
and the Board of Directors

Corporate Governance

Our Board of Directors employs practices that foster effective Board oversight of critical matters such as strategy, management succession planning, financial and other controls, risk management and compliance. The Board reviews our major governance policies, practices and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes and recognized best practices. Corning also aligns its corporate governance practices with the Investor Stewardship Group’s (ISG) Corporate Governance Framework for U.S. Listed Companies.

The following sections provide an overview of our corporate governance structure and processes, including key aspects of our Board operations, and how they align with the ISG Principles.

Practice	Description
ISG Principle 1: Boards are accountable to shareholders
Annual election of directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.
Majority voting standard for director elections	Our by-laws mandate that directors be elected under a “majority voting” standard in uncontested elections. Each director nominee must receive more votes “For” his or her election than votes “Against” in order to be elected.
Proxy access	Eligible shareholders may include their director nominees in our proxy materials.
No poison pill	Corning does not have a poison pill.
ISG Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest
One-share, One-vote	Corning has one class of voting stock.
ISG Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives
Shareholder engagement	Our investor relations team maintains an ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results. Investors owning approximately 45% of shares outstanding, or two-thirds of Corning’s fifty largest shareholders, spoke with us during 2019. Management and directors also engage on governance, our strategic framework, compensation, human capital management, and sustainability matters with our largest shareholders’ governance teams.
ISG Principle 4: Boards should have a strong, independent leadership structure
Lead Independent Director	Our Corporate Governance Guidelines require a Lead Independent Director with specific responsibilities to ensure independent oversight of management whenever our CEO is also the Chair of the Board. As former Chairman, Chief Executive Officer and President of Merck & Co., Inc., our Lead Independent Director Richard T. Clark brings deep leadership experience to the role. See page 19.
Annual Evaluation of Leadership Structure	The Board considers the appropriateness of its leadership structure annually and discloses in the proxy statement why it believes the current structure is appropriate. See page 19.

CORNING 2020 PROXY STATEMENT	17

Corporate Governance and the Board of Directors

Practice	Description
ISG Principle 5: Board should adopt structures and practices that enhance their effectiveness
Independence	Our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Currently, all directors but one (or 93%) are independent. Except for our Executive Committee, each of our Board committees consists entirely of independent directors. See page 24.
Skills and qualifications	Our Board is composed of accomplished professionals with deep experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board. A matrix of relevant skills can be found on page 31.
Commitment to Diversity	The Board seeks to achieve diversity among its members and is committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen. See page 23.
Director tenure	The current average tenure of members of our Board, excluding our CEO Mr. Weeks and our retiring director Mr. Canning, is 9.5 years. Our director retirement policy requires a director to retire at the annual meeting of shareholders following the director’s 74th birthday. The Board, upon a recommendation of the Nominating and Corporate Governance Committee, may waive this limitation for any Director if the Board determines that it is in the best interests of the Company. In addition, a director is required to submit an offer of resignation for consideration by the Board upon any significant change in the director’s principal employment or responsibilities.
Director overboarding	Corning values director participation on other public company boards as a means of adding depth to our governance and risk oversight practices. However, we have a policy to help provide confidence that each of our directors can dedicate the meaningful amount of time necessary to be a highly effective member of the Corning Board. Absent review and approval by the Nominating and Corporate Governance Committee, a non-employee director may serve on no more than three other public company boards and an employee director may serve on no more than two other public company boards.
Board and committee evaluations	The Board and each committee conducts an annual review of its effectiveness. The Chair of the Nominating and Corporate Governance Committee, as part of the Board evaluation, annually interviews each director and solicits his or her feedback regarding the Board’s performance, effectiveness and areas of focus. From those discussions, the Chair reports the results of the self-evaluation to the full Board, composes a list of action items and follows-up to ensure implementation.
Meeting attendance	Directors attended 95% of combined total Board and applicable committee meetings in 2019. See page 28.
ISG Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company
Robust stock ownership guidelines	We require robust stock ownership for directors (5x annual cash retainer), CEO (6x base salary), other NEOs (3x base salary) and non-NEO senior management (1.5x base salary). See page 42.
Shareholder support for executive compensation	Corning’s executive compensation program received 94% shareholder support in 2019 and has averaged 92% shareholder approval over the past three years.
Compensation Committee oversight of executive compensation	The Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies. The Committee has implemented new metrics for 2020 to tightly align with the 2020-2023 Strategy & Growth Framework. See page 52.
Long- and short-term goals drive executive compensation	Annual and long-term incentive programs are designed to reward financial and operational performance in support of Corning’s then-current strategic framework, a topic on which management regularly engages shareholders, and which resulted in a significant increase (93%) in shareholder value since the launch of the 2016-2019 Strategy and Capital Allocation Framework.
Clear communication of economic drivers of executive compensation	The proxy statement clearly communicates the link between management incentive compensation plans and the Company’s short and long-term performance.

18	CORNING 2020 PROXY STATEMENT

Corporate Governance and the Board of Directors

Board Leadership Structure

The Board regularly considers the issue of board leadership in committee meetings and executive sessions of the independent directors. As the Board reviews its leadership structure, it considers a variety of factors, with a particular focus on those described on page 31. The Company’s Corporate Governance Guidelines provide that the Board must annually review whether the role of Chairman should be a non-executive position or combined with that of the CEO. In February 2020, the Board determined that, at the present time, our combined Chairman and CEO, supported by our strong Lead Independent Director continues to provide appropriate leadership and oversight and ensures effective functioning of management and the Company.

When the Chair and CEO roles are combined, as it is currently, our Corporate Governance Guidelines require that the independent directors annually appoint an independent director to serve as Lead Independent Director. The Lead Independent Director has significant authority and responsibilities with respect to the operation of the Board, as described below under the heading “Lead Independent Director.” The Company believes that a Lead Independent Director enhances strong Board governance and oversight.

Richard T. Clark was re-appointed to the role of Lead Independent Director of the Board by the independent directors effective February 5, 2020.

Lead Independent Director

Richard T. Clark, retired Chairman, Chief Executive Officer and President of Merck & Co., Inc. is our current Lead Independent Director. His regular duties include:

•   presiding at all meetings at which the Chair is not present, including executive sessions of the independent directors (which are held at every Board meeting);

•   leading the Board’s oversight of Corning’s Strategy & Growth Framework;

•   facilitating regular CEO performance reviews and ongoing management succession planning reviews;

•   participating in conversations with the Company’s shareholders;

•   serving as liaison between the Chair and the independent directors;

•   approving Board meeting agendas and schedules;

•   approving the type of information to be provided to directors for Board meetings;

•   calling meetings of the independent directors when necessary and appropriate; and

•   performing such other duties as the Board may from time to time designate.

•   meeting with the CEO after regularly scheduled Board meetings to provide feedback on the independent directors’ deliberations; and

•   regularly speaking with the CEO between Board meetings to discuss matters of concern, often following consultation with other independent directors.

CORNING 2020 PROXY STATEMENT	19

Corporate Governance and the Board of Directors

Committees

As of the date of this proxy statement, the Board has 14 directors and the following seven committees: (1) Audit Committee; (2) Compensation Committee; (3) Corporate Relations Committee; (4) Executive Committee; (5) Finance Committee; (6) Information Technology Committee; and (7) Nominating and Corporate Governance Committee. The Information Technology Committee was established in 2020 to assist the Board in its oversight of the Company’s information technology and digitization strategy and significant investments in support of such strategy, as well as risks related to information technology systems, data integrity and protection, business continuity and cybersecurity. Each of the committees operates under a written charter adopted by the Board except the Executive Committee, which operates pursuant to Corning’s by-laws. The committee charters and the by-laws are available on our website at investor.corning.com/investor-relations/governance/overview/default.aspx. Each committee reviews and reassesses the adequacy of its charter annually, conducts annual evaluations of its performance with respect to its duties and responsibilities as laid out in the charter, and reports regularly to the Board with respect to the committee’s activities. Additionally, the Board and each of the committees has the authority to retain outside advisors as the Board and/or each committee deems necessary.

Board committee membership is set forth below. “C” denotes Chair of the committee.

	Donald W. Blair	Leslie A. Brun	Stephanie A. Burns	John A. Canning, Jr.	Richard T. Clark	Robert F. Cummings, Jr.	Deborah A. Henretta	Daniel P. Huttenlocher	Kurt M. Landgraf	Kevin J. Martin	Deborah D. Rieman	Hansel E. Tookes II	Wendell P. Weeks	Mark S. Wrighton
Board Committees
Audit									C
Compensation											C
Corporate Relations			C
Executive													C
Finance						C
Information Technology														C
Nominating and Corporate Governance												C

20	CORNING 2020 PROXY STATEMENT

Corporate Governance and the Board of Directors

The committees and their functions are as follows:

Committee	Primary Responsibilities
Audit(1) Number of Meetings in 2019: 9

•   Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the independent registered public accounting firm and (iii) Corning’s compliance with legal and regulatory requirements

•   Approves the appointment of Corning’s independent registered public accounting firm, oversees the firm’s qualifications, independence and performance, and determines the appropriateness of fees for the firm

•   Reviews the effectiveness of Corning’s internal control over financial reporting, including disclosure controls and procedures

•   Reviews the results of Corning’s annual audit and quarterly and annual financial statements

•   Regularly reviews our enterprise risk management program; monitors legal and regulatory risks by regular discussions with management; evaluates potential risks related to accounting, internal control over financial reporting and tax planning

Compensation(2) Number of Meetings in 2019: 6

•   Establishes Corning’s goals and objectives with respect to executive compensation

•   Evaluates the CEO’s performance in light of Corning’s goals and objectives

•   Determines and approves compensation for the CEO and other elected officers and senior executives

•   Recommends to the Board the compensation arrangements for all directors, elected officers and other key executives

•   Oversees Corning’s equity compensation plans and makes recommendations to the Board regarding incentive plans

•   Monitors potential risks related to the design and administration of compensation plans and policies, and benefits and perquisites plans and policies, including performance-based compensation programs, to promote appropriate incentives in line with shareholder interest that do not promote excessive risk-taking

Corporate Relations Number of Meetings in 2019: 5

•   Assists the Board in fulfilling its oversight responsibility by reviewing Corning’s strategies and policies in, and overseeing risks related to, the areas of public relations and reputation, employment policy and employee relations, political activities, public policy, community responsibility, and environmental and social matters. These areas include:

-

Corporate identity, investor relations, media relations (including social media), crisis communications, and product liability

-

Safety and health policies; code of conduct; values; diversity and inclusion, Company values, supply chain integrity, human rights and labor matters, and compliance

-

Political and lobbying activities, and relationships with significant governmental agencies in the countries in which the Company operates

-

Environmental policies, sustainable development, energy and water management policies

-

Charitable contribution strategies, and significant projects undertaken to improve communities within which the company has significant operations and employment

Executive Number of Meetings in 2019: 4	• Serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board, and is authorized to act for the full Board on matters other than those items specifically reserved by New York law to the Board

CORNING 2020 PROXY STATEMENT	21

Corporate Governance and the Board of Directors

Committee	Primary Responsibilities
Finance Number of Meetings in 2019: 5

•   Reviews all potential material transactions, including mergers, acquisitions, divestitures and investments in third parties

•   Reviews capital expenditure plans and capital projects

•   Monitors Corning’s short- and long-term liquidity

•   Reviews Corning’s tax position and strategy

•   Reviews and recommends for approval by the Board declaration of dividends, stock repurchase programs, and short- and long-term financing transactions

•   Monitors strategic risks related to financial affairs, including capital structure and liquidity risk, transaction execution risk, credit and counterparty risk, market risk, and foreign exchange risk; reviews the policies and strategies for managing financial exposure and contingent liabilities

Information Technology Number of Meetings in 2019: 0, New Committee in 2020

•   Provides oversight of the Company’s information technology strategy and digital enablement and related investments

•   Monitors the effectiveness of, and risks related to, information technology systems, data integrity and protection; cybersecurity programs; disaster recovery capabilities and business continuity plans

Nominating and Corporate Governance(3) Number of Meetings in 2019: 5

•   Determines the criteria for selecting and assessing director nominees, identifies individuals qualified to become Board members, reviews candidates recommended by shareholders, and recommends to the Board director nominees to be proposed for election at the annual meeting of shareholders

•   Monitors significant developments in the regulation and practice of corporate governance

•   Monitors potential risks related to governance practices by reviewing succession plans and performance evaluations of the Board and CEO, monitoring legal developments and trends regarding corporate governance practices, and evaluating related party transactions

•   Assists the Board in assessing the independence of directors and reviews transactions between Corning and related persons that are required to be disclosed in our filings with the SEC

•   Identifies Board members to be assigned to the various committees

•   Oversees and assists the Board in the review of the Board’s performance

•   Reviews activities of Board members and senior executives for potential conflicts of interest

(1)	The Board of Directors has determined that each member of the Audit Committee satisfies the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the SEC. The Board also determined that each member of our Audit Committee is financially literate and Mr. Landgraf, Mr. Blair, Mr. Brun, and Dr. Burns are “audit committee financial experts” within the meaning of the applicable SEC rules.

(2)	The Board of Directors has determined that each member of the Compensation Committee satisfies the applicable compensation committee independence requirements of the NYSE and the SEC.

(3)	The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the applicable nominating committee independence requirements of the NYSE.

22	CORNING 2020 PROXY STATEMENT

Corporate Governance and the Board of Directors

Board Composition

Our Board is responsible for the oversight and success of our Company. We seek to maintain a mix of directors who bring strong leadership, diverse perspectives, a broad range of skills relevant to Corning and depth of experience to their positions. Our board is high-functioning and engaged. A supermajority of independent directors ensures robust debate and challenged opinions in the boardroom, while diversity of gender, age, ethnicity and expertise contributes to a wide range of views. Our Board includes three women, two African-Americans, and four directors who hold science, technology or mathematics Ph.Ds. We also have two decades of age diversity among our directors, with their ages ranging between 53 and 74 years. We also value the broad corporate governance experience of directors who have served on the boards of other public companies, which adds additional rigor to our governance and risk oversight practices.

CHARACTERISTICS OF OUR BOARD (EXCLUDING OUR CEO AND DIRECTOR RETIRING IN 2020)

Board Nomination and Refreshment Process

When considering Board candidates, the Nominating and Corporate Governance Committee considers those factors most relevant to the Company’s needs, including relevant knowledge and experience, diversity of background, and expertise in areas including business, finance, accounting, science and technology, marketing, manufacturing, operations, international business, government and human capital management. The Committee assesses personal qualities of leadership, character, judgment, ethics and reputation; roles and contributions valuable to the business community and the ability to act on behalf of shareholders; whether the candidate is free of conflicts and has the time required for preparation, participation and meeting attendance. Pursuant to the Company’s Corporate Governance Guidelines, the Committee actively seeks out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen. The Board conducts an annual self-evaluation which helps identify skills and experiences to seek in future candidates that would benefit the Company, its stakeholders and the Board.

In the case of incumbent directors, the Nominating and Corporate Governance Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company, if any, during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background, qualifications and skills relevant to Corning’s Strategy & Growth Framework and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

CORNING 2020 PROXY STATEMENT	23

Corporate Governance and the Board of Directors

The Nominating and Corporate Governance Committee uses multiple sources for identifying director candidates, including executive search firms, its members’ own contacts, and referrals from other directors, members of management and the Company’s advisors. To maintain a pipeline for new directors, the Nominating and Corporate Governance Committee has retained the executive search firm of Spencer Stuart to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services on an ongoing basis. Director candidates recommended by shareholders in the manner described on page 82 will be considered in the same manner in which the Nominating and Corporate Governance Committee evaluates candidates recommended by other sources. In addition, our by-laws permit a group of up to 20 shareholders who have owned a minimum of 3% of our outstanding capital stock for at least three years to submit director nominees for up to the greater of two directors or 20% of the board for inclusion in our proxy statement. See “How Do I Submit A Shareholder Proposal For, Or Nominate a Director For Election At, Next Year’s Annual Meeting” on page 82 of this proxy statement.

Management Succession Planning

One of the Board’s primary responsibilities is ensuring that Corning has a high-performing management team in place. The Company’s CEO is supported by a Management Committee of eleven senior executives that oversee the full sphere of the Company’s business, of which four are our other Named Executive Officers. The Board oversees management succession planning, with our Lead Independent Director facilitating ongoing review and Board approval of succession and management development plans for the CEO and Management Committee. The goal of this ongoing process is to maximize the pool of internal candidates able to assume top management positions with minimal business interruption. The Board regularly discusses succession planning for the chief executive officer and certain other senior management positions in executive sessions. The Board has regular engagement with various levels of management at Board and Committee meetings which gives directors additional exposure to the management pipeline. Each member of the Management Committee annually presents to fellow Management Committee members his or her own succession planning analysis.

Director Independence

Our Board is 93% independent and such independent oversight bolsters our success. Our Board has determined that each of our non-employee directors qualifies as “independent” in accordance with the listing requirements of the NYSE, applicable SEC rules and the Company’s director qualification standards. Mr. Weeks is not independent because he is an executive officer of Corning.

The NYSE listing requirements state that no director may be qualified as “independent” unless our Board affirmatively determines that the director has no material relationship with Corning. When making independence determinations, the Board considers all relevant facts and circumstances which might bar a director from being determined to be “independent”, including the NYSE criteria.

Our Corporate Governance Guidelines require the Board to make an annual determination regarding the independence of each of our directors. In making its independence determinations, the Board considered transactions, if any, that occurred since the beginning of 2017 between Corning and entities associated with our independent directors or members of their immediate family. The Board also reviewed and discussed information with regard to each director’s business and personal activities as they may relate to Corning and Corning’s management. It considered that each of Mr. Martin, and Drs. Huttenlocher and Wrighton are or were, during the previous three years, an employee of a company or organization that had a business relationship with Corning at some time during those years. The Board also considered: that Corning’s business relationships with each such company or organization were ordinary course/arm’s length dealings; no Corning director had a personal interest in, or received a personal benefit from, such relationships; any payments or contributions to or from each of these entities constituted less than the greater of $1 million, or 2% of such entity’s consolidated gross revenues in each of those years; that such relationships arise only from such director’s position as an employee of the relevant company with which Corning does business; that such director has no input or direct or indirect material interest in any of the business relationships or transactions; that such director had no role or financial interest in any decisions about any of these relationships or transactions; and that such a relationship does not bar independence under the NYSE listing requirements, applicable SEC rules or Corning’s director qualification standards.

24	CORNING 2020 PROXY STATEMENT

Corporate Governance and the Board of Directors

Based on all of the relevant facts and circumstances, the Board concluded that none of the director relationships mentioned above constituted a material relationship with Corning that represents a potential conflict of interest, or otherwise interferes with the exercise by any of these directors of his or her independent judgment with respect to Corning.

Policy on Transactions with Related Persons

The Board of Directors has a policy requiring the full Board or a designated Board committee to approve or ratify any transaction involving Corning in which one of our directors, nominees for director, executive officers, or greater than 5% shareholders, or their immediate family members, have a direct or indirect material interest and where the amount involved exceeds $120,000 in any fiscal year. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and approving any such transactions.

In determining whether to approve or ratify any such transaction, the Board or relevant committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Corning than transactions involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

There were no such transactions requiring review and approval in accordance with this policy during 2019.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or has ever been, an officer or employee of Corning. No member of the Compensation Committee had any relationship with Corning or any of its subsidiaries during 2019 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. No Corning executive officer currently serves or served during 2019 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on Corning’s Board or Compensation Committee.

CORNING 2020 PROXY STATEMENT	25

Corporate Governance and the Board of Directors

Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful global business and in fulfilling its fiduciary responsibilities to Corning and our shareholders. While the CEO and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for oversight of the Company’s risk management program. The Board exercises this oversight responsibility directly and through its committees.

Board of Directors (Committee report-outs, discussions with management and annual Board review)

Audit Committee
Reviews our enterprise risk management program; monitors legal and regulatory risks by regular discussions with management; oversees internal and external audit; evaluates potential risks related to accounting, internal control over financial reporting, and tax planning.	Compensation Committee
Monitors potential risks related to the design and administration of compensation plans and policies, and benefits and perquisites plans and policies, including performance-based compensation programs, to promote appropriate incentives in line with shareholder interest that do not promote excessive risk-taking.	Finance Committee
Monitors strategic risks related to financial affairs, including (but not limited to) capital structure and liquidity risk, transaction execution risk, credit and counterparty risk, market risk and foreign exchange risk; reviews the policies and strategies related to tax, financial exposures and contingent liabilities.

Information Technology Committee Monitors potential risk relating to information technology systems, data integrity and protection; cybersecurity; and disaster recovery and business continuity plans.	Corporate Relations Committee
Monitors risks relating to public relations, reputation, employment policy, human capital management, employee relations, supply chain integrity, human rights, political activity, community responsibility and environmental, social and governance matters.	Nominating and Corporate Governance Committee
Monitors potential risks related to governance practices by reviewing succession plans and performance evaluations of the Board, monitoring legal developments and trends regarding corporate governance practices and evaluating potential related party transactions.

Management/Risk Council (Updates to Board or relevant Committees on risk exposures and mitigation efforts)

26	CORNING 2020 PROXY STATEMENT

Corporate Governance and the Board of Directors

Risks associated with current business status or strategic alternatives are subjected to analysis, discussion and deliberation by management and the Board. Once a strategy is in place—such as the 2016-2019 Strategy and Capital Allocation Framework and the 2020-2023 Strategy and Growth Framework—the Board reviews it with the CEO at every Board meeting and discusses any newly-identified strategic risks.

Operationally, management reports periodically to the Board on the Company’s enterprise risk management (ERM) policies and procedures, and to the Audit, Information Technology, Finance, and Corporate Relations Committees on our top risks and compliance policies and practices. Management also provides a comprehensive annual report of top risks to the Board. Corning’s ERM program utilizes (1) a Risk Council chaired by the Executive Vice President and Chief Financial Officer and composed of Corning management and staff to aggregate, prioritize and assess risks, including strategic, financial, operational, business, reputational, governance and managerial risks; (2) an internal audit department; and (3) a Compliance Council, which reports directly to each of the Audit Committee and Corporate Relations Committee and reviews the Company’s compliance with laws and regulations of the countries in which we conduct business.

The Board believes that the work undertaken by the committees of the Board, together with the work of the full board and the Company’s management, enables the Board to effectively oversee Corning’s management of risk.

Assessment of Company Culture

Our directors are positioned to assess Company culture in a number of ways. The Company’s full Management Committee attends every Board meeting and numerous other members of management attend committee meetings. The Company’s Chief Compliance Officer attends meetings of the Audit Committee and annually reports to the full Board and the Corporate Relations Committee. Formal dinners and informal lunches with meeting attendees provide Directors insight to how our teams function. When presenting an issue relevant to the Board, full business and technology teams attend to answer the Directors’ questions and to join them at these dinners and lunches. Once a year the Board visits our research campus to meet with dozens of employees working on our key innovation initiatives. The Board also meets at different Corning locations – occasionally internationally – to see our manufacturing facilities, meet local managers and employees and explore the Company’s culture. At the Company’s annual meeting, all Company officers and their spouses are invited to attend the Board dinner and have opportunities for direct interaction.

Compensation Risk Analysis

In February 2020, the Compensation Committee reviewed the conclusions of a risk assessment of our compensation policies and practices covering all employees. This type of assessment is conducted annually by a cross-functional team with representatives from Human Resources (Compensation and Benefits), Law and Finance. The Compensation Committee evaluated the levels of risk-taking that potentially could be encouraged by our compensation arrangements, considering the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives, and Corning’s overall risk profile. Identified risk-mitigation features included the following:

•	The mix of cash and equity payouts tied to both short-term financial performance, mid-term financial performance, and long-term value creation;

•	The time vesting requirements in our long-term incentive plans, which help align the interests of employees to shareholders;

•	The use of multiple financial performance metrics that are readily monitored and reviewed, and aligned with the corporate and business unit objectives;

•	The rigorous budget and goal-setting processes that involve both top-down and bottom-up analyses;

•	The use of common performance metrics for incentives across Corning’s management team and all eligible employees with corporate results impacting the compensation of all Corning employees;

•	Governance committees and plan caps that are intended to avoid imprudent risk-taking;

CORNING 2020 PROXY STATEMENT	27

Corporate Governance and the Board of Directors

•	Our robust stock ownership, clawback, anti-hedging and anti-pledging policies for NEOs and other employees;

•	Multiple levels of review and approval of awards, including Committee approval of all officer compensation; and

•	Immediate oversight of executive pay matters in mergers and acquisitions and unit compensation throughout the acquisition integration process.

The Committee concluded that Corning’s executive compensation program is balanced and does not reward excessive financial risk-taking.

Corning does not use compensation policies or practices that create risks that are likely to have a material adverse effect on the Company.

Board and Shareholder Meeting Attendance

The Board of Directors met six times during 2019. Attendance at Board and committee meetings averaged 95% in 2019, and each incumbent director attended no less than 76% of the meetings of the Board and committees on which the director served.

The Board has a policy requiring all directors to attend our Annual Meeting, absent extraordinary circumstances. All of our directors attended our 2019 Annual Meeting of Shareholders except for Mr. Cummings who was absent due to illness.

Ethics and Conduct

We are committed to conducting business lawfully and ethically. Our directors, NEOs, and all Corning employees, are required to act at all times with honesty and integrity. We have a comprehensive Code of Conduct that applies to all Corning directors and employees that covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, non-discrimination policies, confidentiality, vendor standards, and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Board spends meaningful time with executive management at board meetings, and other members of management at other board events, where the relationships developed enable the Board to ensure that the Company maintains a culture of integrity, responsibility and accountability throughout the organization.

We also have a supplemental “Code of Conduct for Directors and Executive Officers” that includes policies calling for strict observance of all laws applicable to our business, requires directors and executive officers to avoid any conflict between their personal interests and the interests of the company in dealing with suppliers, customers, and other third parties, and imposes standards upon certain conduct in their personal affairs, including transactions in securities of the Company, any company affiliate, or any unaffiliated organization. Each director and executive officer is expected to be familiar with and to follow these policies to the extent applicable to them. Any employee can provide an anonymous report of an actual or apparent violation of our Codes of Conduct. We will disclose any future amendments to, or waivers from, any provision of our Codes of Conduct involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our website within four business days following the date of any such amendment or waiver. No such waivers were sought or granted in 2019.

Lobbying and Political Contributions Policy

Corning encourages employees to participate in the political process on a personal basis. However, any use of Corning funds, property, resources or employee work time for U.S. political purposes — for example, to any U.S. political party, candidate or government official – is subject to Corning’s Lobbying and Political Contributions Policy and must be approved in advance by Corning’s Government Affairs office. Any contact with members of the U.S. Congress on behalf of Corning, or any Corning contribution to U.S. government officials or payment related to these officials, must be approved by and coordinated through Corning’s Government Affairs office. Our policy can be found at corning.com/political-contributions.

28	CORNING 2020 PROXY STATEMENT

Corporate Governance and the Board of Directors

Communications with Directors

Shareholders and interested parties may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Board has instructed our Corporate Secretary to review correspondence directed to the Board and, at the Corporate Secretary’s discretion, to forward items that are appropriate for the Board’s consideration.

Corporate Governance Materials Available on Corning’s Website

In addition to our Corporate Governance Guidelines and Director Qualification Standards, other information relating to Corning’s corporate governance is available on the Investor Relations – Governance – Downloads section of our website at investor.corning.com/investor-relations/governance/overview/default.aspx including:

•	Corporate Governance Guidelines with Director Qualification Standards

•	Corning Incorporated By-Laws

•	Political Contributions and Lobbying Policy

•	Whistleblower Policy

•	Code of Conduct for Directors and Executive Officers

•	Code of Ethics for Chief Executive Officer and Financial Executives

•	Our Code of Conduct

•	Audit Committee Charter

•	Compensation Committee Charter

•	Corporate Relations Committee Charter

•	Finance Committee Charter

•	Information Technology Committee Charter

•	Nominating and Corporate Governance Committee Charter

Corning’s Human Rights Policy is available at http://www.corning.com/worldwide/en/sustainability/people/human-rights-policy.html.

CORNING 2020 PROXY STATEMENT	29

Proposal 1
Election of Directors

Board of Directors’ Qualifications and Experience

Our Board comprises accomplished professionals with diverse skills and areas of expertise. The broad range of knowledge and opinions represented on our Board is one of its core strengths. Moreover, we believe our directors’ wide range of professional experiences, backgrounds and education provides significant value to the Company, and we intend to continue leveraging this strength.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors granted Mr. Clark a one-time waiver of the mandatory retirement age on February 5, 2020. The Board concluded that Mr. Clark’s continued Board leadership and depth of expertise will be exceptionally beneficial to the Company as it bridges the economic challenges of 2019 and the 2020 launch of the new Strategy & Growth Framework.

Mr. Canning will retire from Corning’s Board at the 2020 annual meeting after thirteen years of service.

The following table describes key competencies and skills of our directors who are standing for re-election.

All directors other than Mr. Weeks are independent. Mr. Clark is the Lead Independent Director.

30	CORNING 2020 PROXY STATEMENT

Proposal 1 Election of Directors

	Donald W. Blair	Leslie A. Brun	Stephanie A. Burns	Richard T. Clark	Robert F. Cummings, Jr.	Deborah A. Henretta	Daniel P. Huttenlocher	Kurt M. Landgraf	Kevin J. Martin	Deborah D. Rieman	Hansel E. Tookes II	Wendell P. Weeks	Mark S. Wrighton
Leadership
These directors have CEO or other senior executive experience, and a demonstrated record of leadership qualities, which includes a practical understanding of organizations, processes, strategy, risk and risk management and methods to drive change and growth.
Industry Experience
These directors have experience in or directly relevant to our businesses, which fosters active participation in developing and implementing our operating plan and business strategy. They have valuable perspectives on issues specific to Corning’s business.
Financial, Investment, and/or Banking Experience
These directors possess an acute understanding of finance and financial reporting processes. Accurate financial reporting and robust auditing are critical to Corning’s success.
Academia, R&D, and Innovation
These directors have advanced degrees in relevant fields and exceptionally deep knowledge of technology and research & development in areas critical to Corning as a science, technology, and innovation company.
Entrepreneurial/Commercial Experience These directors provide valuable perspectives on developing, investing in and commercializing new technologies
International Experience
Corning’s future success depends, in part, on our ability to grow our businesses outside the United States. Our directors with global business or international experience provide valued perspective on our operations.
Law, Government, or Regulatory Experience
Legal, government and regulatory experience is relevant to Corning as industry regulations can be critical to the financial welfare and growth of our various businesses.
Audit Committee Financial Expert These directors qualify as audit committee financial experts as defined by applicable SEC rules.
Public Company Board Experience These directors have extensive experience as members of the board of directors of at least two other public companies.

After considering the recommendations of the Nominating and Corporate Governance Committee, the Board has nominated the persons described below to stand for election. All of the nominees were elected by Corning’s shareholders at the 2019 Annual Meeting and have consented to being named in this proxy statement and to serve as director if re-elected. The Board believes that each of these nominees is qualified to serve as a director of Corning in light of their respective skills and qualifications, as further described below. Equally important, the Board believes this combination of backgrounds, skills and experiences creates a Board that is well-equipped to exercise oversight responsibilities for Corning’s shareholders and other stakeholders.

If elected by our shareholders, the thirteen director nominees will serve for a one-year term expiring at our 2021 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

FOR	Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

CORNING 2020 PROXY STATEMENT	31

Proposal 1 Election of Directors

Corning’s Director Nominees

Donald W. Blair

Retired Executive Vice President and Chief Financial Officer, NIKE, Inc.

Mr. Blair was the executive vice president and chief financial officer of NIKE, Inc. from 1999 to October 2015. Prior to joining NIKE, he served 15 years at PepsiCo, Inc. in a number of senior executive-level corporate and operating unit financial assignments, including chief financial officer roles for PepsiCo Japan (based in Tokyo) and Pepsi-Cola International’s Asia Division (based in Hong Kong). He began his career in 1981 as an accountant with Deloitte Haskins & Sells.

Mr. Blair brings over 36 years of financial expertise and management experience at the international, operational, and corporate levels. He also has proven experience in developing and implementing strategies for delivering sustainable, profitable growth. Mr. Blair’s financial expertise and audit experience are valuable assets to our Finance and Audit committees.

Skills and Qualifications

—  Expertise in finance, audit and management

—  Executive leadership experience

—  Experience in international business and finance

—  Experience in the leadership of a manufacturing company

Age 61	Director Since 2014
Committees • Audit • Finance Current Public and Investment Company Directorships • Dropbox, Inc. Public and Investment Company Directorships Held During the Past 5 Years • None

Leslie A. Brun

Chairman and Chief Executive Officer, Sarr Group LLC

Mr. Brun is chairman and chief executive officer of Sarr Group, LLC, vice chairman and senior advisor of G100 Companies and a member of the Council on Foreign Relations. He is also the founder and former chief executive officer and chairman of Hamilton Lane, where he served as chief executive officer and chairman from 1991 until 2005, a former director and chairman of the board of Automatic Data Processing, Inc., and a former director of Hewlett Packard Enterprise Company. In addition, Mr. Brun also served as a managing director and co-founder of the investment banking group of Fidelity Bank, and as a past vice president in the corporate finance division of E.F. Hutton & Co.

Mr. Brun brings to the board significant financial expertise and operating and management experience, along with extensive public company directorship and committee experience. He also brings broad experience on governance issues facing large public companies.

Skills and Qualifications

—  Expertise in finance, investment banking, commercial banking, financial advisory and management across highly regulated and audited industries

—  Extensive executive leadership experience

—  Nearly two decades of corporate governance and public company board experience

Age 67	Director Since 2018

Committees

•  Audit

•  Compensation

Current Public and Investment Company Directorships

•  Ariel Investments, LLC

•  Broadridge Financial Solutions, Inc.

•  CDK Global Inc.

•  Merck & Co., Inc.

Public and Investment Company Directorships Held During the Past 5 Years

•  Automatic Data Processing, Inc.

•  Hewlett Packard Enterprise Company

32	CORNING 2020 PROXY STATEMENT

Proposal 1 Election of Directors

Stephanie A. Burns

Retired Chairman and Chief Executive Officer, Dow Corning Corporation

Dr. Burns has 35 years of global innovation and business leadership experience. Dr. Burns joined Dow Corning in 1983 as a researcher and specialist in organosilicon chemistry. In 1994, she became the company’s first director of women’s health. She was elected to the Dow Corning Board of Directors in 2001 and elected as president in 2003. She served as chief executive officer from 2004 until May 2011 and served as chair from 2006 until her retirement in December 2011.

Dr. Burns brings significant expertise in scientific research, issues management, science and technology leadership, and business management to the Board, as well as skills related to her Ph.D. in organic chemistry. She is the past honorary president of the Society of Chemical Industry and was appointed by President Obama to the President’s Export Council. Dr. Burns is a former chair of the American Chemistry Council.

Skills and Qualifications

—  Global innovation, manufacturing and executive leadership experience at a materials-based high technology corporation

—  Significant expertise in research and development, science and technology leadership, and audit and business management

—  Significant public company board experience

Age 65	Director Since 2012

Committees

•  Audit

•  Corporate Relations (Chair)

Current Public and Investment Company Directorships

•  HP Inc.

•  Kellogg Company

Public and Investment Company Directorships Held During the Past 5 Years

•  GlaxoSmithKline plc

Richard T. Clark

Retired Chairman, Chief Executive Officer and President, Merck & Co., Inc.
Lead Independent Director

Mr. Clark retired from Merck in 2011. He joined Merck in 1972 and held a broad range of senior management positions. He became president and chief executive officer of Merck in May 2005 and chairman of the board in April 2007. He transitioned from the chief executive officer role in January 2011 and served as Merck board chairman through November 2011. He was president of the Merck Manufacturing Division (June 2003 to May 2005) of Merck Sharp & Dohme Corp. He is chairman of the board of Project Hope and a trustee of several charitable non-profit organizations.

As the former chairman, president and chief executive officer of a Fortune 100 company, Mr. Clark brings broad managerial expertise, operational expertise, and deep business knowledge, as well as a track record of achievement.

Skills and Qualifications

—  Broad and deep managerial expertise, operational expertise, and business knowledge

—  Experience leading a manufacturing corporation with an innovation mandate

—  Extensive experience in the issues facing public companies and multinational businesses

—  Significant public company board experience

Age 74	Director Since 2011

Committees

•  Compensation

•  Executive

•  Nominating and Corporate Governance

Current Public and Investment Company Directorships

•  Automatic Data Processing, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

•  American Securities LLC

CORNING 2020 PROXY STATEMENT	33

Proposal 1 Election of Directors

Robert F. Cummings, Jr.

Retired Vice Chairman of Investment Banking, JPMorgan Chase & Co.

Mr. Cummings retired as vice chairman of Investment Banking at JPMorgan Chase & Co. (JPM) in February 2016. He had served in that role since December 2010, advising on client opportunities across sectors and industry groups. Mr. Cummings began his business career in the investment banking division of Goldman, Sachs & Co. in 1973 and was a partner of that firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002.

Mr. Cummings’ Board qualifications include more than 33 years of investment banking experience at Goldman Sachs and JPM, where he advised corporate clients on financings, business development, mergers, and acquisitions, and other strategic financial issues. Additionally, he brings knowledge in the areas of technology, telecommunications, private equity, and real estate to the Board.

Skills and Qualifications

—  Extensive investment banking experience including finance, business development and strategy, and mergers and acquisitions

—  Knowledgeable in the areas of technology, telecommunications, private equity and real estate

Age 70	Director Since 2006

Committees

•  Executive

•  Finance (Chair)

•  Nominating and Corporate Governance

Current Public and Investment Company Directorships

•  W. R. Grace & Co.

Public and Investment Company Directorships Held During the Past 5 Years

•  None

Deborah A. Henretta

Retired Group President of Global E-Business, Procter & Gamble

Ms. Henretta has over 30 years of business leadership experience across both developed and developing markets, as well as expertise in brand building, marketing, philanthropic program development and government relations. She joined Procter & Gamble (P&G) in 1985. In 2005, she was appointed President of P&G’s business in ASEAN, Australia and India. She was appointed group president, P&G Asia in 2007, group president of P&G Global Beauty Sector in June 2013, and group president of P&G E-Business in February 2015. She retired from P&G in June 2015.

Ms. Henretta was a member of Singapore’s Economic Development Board (EDB) from 2007 to 2013. She contributed to the growth strategies for Singapore, and was selected to serve on the EDB’s Economic Strategies Committee between 2009 and 2011. In 2008, she received a U.S. State Department appointment to the Asia-Pacific Economic Cooperation’s Business Advisory Council. In 2011, she was appointed chair of this 21-economy council, becoming the first woman to hold the position. In that role, she advised top government officials, including former President Barack Obama and former Secretary of State Hillary Clinton.

Ms. Henretta is a partner at G100 Companies where she assisted in establishing a Board Excellence program that provides director education on board oversight and governance responsibilities including the areas of digital transformation and cybersecurity, as well as a partnership program for New Director Training.

Skills and Qualifications

—  Significant experience in business leadership and global operations

—  Skilled in brand building, marketing and emerging markets management

—  Significant knowledge of governance, digital transformation and cybersecurity

—  Experienced in leadership succession planning and building diverse and inclusive workplaces

Age 58	Director Since 2013

Committees

•  Corporate Relations

•  Information Technology

Current Public and Investment Company Directorships

•  American Eagle Outfitters, Inc.

•  Meritage Homes Corporation

•  NiSource, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

•  Staples, Inc.

34	CORNING 2020 PROXY STATEMENT

Proposal 1 Election of Directors

Daniel P. Huttenlocher

Dean, MIT Stephen A. Schwarzman College of Computing

Dr. Huttenlocher is the Dean of the MIT Schwarzman College of Computing. Prior to joining MIT, Dr. Huttenlocher served as dean and provost of Cornell Tech from 2012 – 2019 and worked for Cornell University from 1988 to 2012 in various positions. Before Cornell, Dr. Huttenlocher worked at Xerox Palo Alto Research Center and was Chief Technology Officer at Intelligent Markets, Inc. Dr. Huttenlocher holds a Ph.D. in computer science and a Master of Science degree in Electrical Engineering, both from the Massachusetts Institute of Technology. He is a renowned computer science researcher and educator, and a prolific inventor with two dozen U.S. patents. He brings to the board extensive experience in technology innovation and commercialization, and expertise in developing next-generation products and services.

Skills and Qualifications

—  Extensive experience in technology research, innovation, development and commercialization in academic, startup and corporate settings

—  Expertise in information technology and computer science

—  Significant leadership and board experience in academia, business and non-profit sectors

Age 61	Director Since 2015
Committees • Finance • Information Technology Current Public and Investment Company Directorships • Amazon.com, Inc. Public and Investment Company Directorships Held During the Past 5 Years • None

Kurt M. Landgraf

President, Washington College

In July 2017, Mr. Landgraf was elected president of Washington College. He previously served as president and chief executive officer of Educational Testing Service (ETS), a private non-profit educational testing and measurement organization, from 2000 until his retirement in December 2013. Prior to that, he was executive vice president and chief operating officer of E.I. Du Pont de Nemours and Company (DuPont), where he previously held a number of senior leadership positions, including chief financial officer.

Mr. Landgraf was selected for his wealth of executive management experience in public companies, non-profit entities, higher education, and government. He brings to the Board his financial expertise and operations skills and experience, represented by his positions at ETS and DuPont. Mr. Landgraf’s other areas of specialized knowledge include technology, transportation, education, finance, pharmaceuticals, health care, energy, materials, and mergers and acquisitions.

Skills and Qualifications

—  Extensive executive management experience in public companies, non-profit entities, higher education and government

—  Financial and audit expertise

—  Operations experience

—  Specialized knowledge including technology, transportation, education, pharmaceuticals, health care, energy, materials, and mergers and acquisitions

—  Significant public company board experience

Age 73	Director Since 2007

Committees

•  Audit (Chair)

•  Compensation

•  Executive

Current Public and Investment Company Directorships

•  Louisiana-Pacific Corporation

Public and Investment Company Directorships Held During the Past 5 Years

•  None

CORNING 2020 PROXY STATEMENT	35

Proposal 1 Election of Directors

Kevin J. Martin

Vice President, US Public Policy, Facebook, Inc.

Mr. Martin is Vice President, US Public Policy at Facebook, Inc. Prior to joining Facebook, he was a partner and co-chair of the telecommunications practice at Squire Patton Boggs, an international law firm, from 2009 to 2015, and chairman of the Federal Communications Commission (FCC) from March 2005 to January 2009.

Mr. Martin has two decades experience as a lawyer and policymaker in the telecommunications field. Before joining the FCC as a commissioner in 2001, Mr. Martin was a special assistant to the president for Economic Policy and served on the staff of the National Economic Council, focusing on commerce and technology policy issues. He served as the official U.S. government representative to the G-8’s Digital Opportunity Task Force.

Mr. Martin brings deep experience to the board in the telecommunications, economics, governmental and legal arenas.

Skills and Qualifications

—  Specialized knowledge of telecommunications, social media and information technology industries

—  Extensive knowledge of government policy and regulatory environment

Age 53	Director Since 2013

Committees

•  Corporate Relations

•  Nominating and Corporate Governance

Current Public and Investment Company Directorships

•  Carmichael Investment Partners, LLC

Public and Investment Company Directorships Held During the Past 5 Years

•  Xtera Communications, Inc.

Deborah D. Rieman

Retired Executive Chairman, MetaMarkets Group

Dr. Rieman has more than 31 years of experience in the software industry. In 2016, she retired as executive chairman of MetaMarkets Group. Previously, she was managing director of Equus Management Company, a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated.

Dr. Rieman brings significant expertise in information technology, innovation and entrepreneurial endeavors to the Board and skills related to her Ph.D. in mathematics. She is also the former president and chief executive officer of a software company specializing in security and has experience in technology development, marketing, business development and support, investor relations and investing.

Skills and Qualifications

—  Expertise in information technology and cybersecurity

—  Experience in technology development, marketing, business development and support, innovation, entrepreneurial endeavors and investing

Age 70	Director Since 1999

Committees

•  Compensation (Chair)

•  Information Technology

Current Public and Investment Company Directorships

•  None

Public and Investment Company Directorships Held During the Past 5 Years

•  Neustar, Inc.

36	CORNING 2020 PROXY STATEMENT

Proposal 1 Election of Directors

Hansel E. Tookes II

Retired Chairman and Chief Executive Officer, Raytheon Aircraft Company

Mr. Tookes retired from Raytheon Company in December 2002. He joined Raytheon in 1999 and served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft, and executive vice president of Raytheon Company. From 1980 to 1999, Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions.

Mr. Tookes provides extensive experience in operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting. He also brings his science and engineering education, training and knowledge to the Board. Mr. Tookes’ industry expertise includes aviation, aerospace and defense, transportation, and technology.

Skills and Qualifications

—  Extensive experience in global operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting

—  Education, training and knowledge in science and engineering

—  Extensive public company board experience

Age 72	Director Since 2001

Committees

•  Compensation

•  Executive

•  Nominating and Corporate Governance (Chair)

Current Public and Investment Company Directorships

•  NextEra Energy, Inc.

•  Ryder Systems Inc.

Public and Investment Company Directorships Held During the Past 5 Years

•  Harris Corporation

Wendell P. Weeks

Chairman, Chief Executive Officer, and President, Corning Incorporated

Mr. Weeks joined Corning in 1983. He was named vice president and general manager of the Optical Fiber business in 1996; senior vice president in 1997; executive vice president in 1999; and president, Corning Optical Communications in 2001. Mr. Weeks was named president and chief operating officer of Corning in 2002; president and chief executive officer in 2005; and chairman and chief executive officer in 2007. He added the title of president in 2010. Mr. Weeks brings deep and broad knowledge of the Company based on his long career across a wide range of Corning’s staff groups and major businesses.

In his 37 years with the company, Mr. Weeks has held a variety of financial, business development, commercial, and general management roles. His leadership in many of Corning’s businesses, with numerous technologies, and 15 years as chief executive officer have given him a unique understanding of Corning’s diverse business operations and life-changing innovations.

Skills and Qualifications

—  Wide range of experience including global business management, business development, commercial leadership, manufacturing, and innovation

—  Unique understanding of Corning’s businesses and innovations

—  Significant public company board experience

Age 60	Director Since 2000

Committees

•  Executive (Chair)

Current Public and Investment Company Directorships

•  Amazon.com, Inc.

•  Merck & Co., Inc.

Public and Investment Company Directorships Held During the Past 5 Years

•  None

CORNING 2020 PROXY STATEMENT	37

Proposal 1 Election of Directors

Mark S. Wrighton

Professor and Chancellor Emeritus, Washington University in St. Louis

Dr. Wrighton has more than 26 years of leadership experience overseeing large research universities. He was elected chancellor of Washington University in St. Louis , a major research university in 1995, and served as its chief executive officer for 24 years. Before joining Washington University, he was a researcher and professor at the Massachusetts Institute of Technology, where he was head of the Department of Chemistry from 1987 to 1990, and then provost from 1990 to 1995. Dr. Wrighton served as a presidential appointee to the National Science Board from 2000 to 2006. He is also a past chair of the Association of American Universities, The Business Higher Education Forum, and the Consortium on Financing Higher Education. He was elected to membership in the American Academy of Arts and Sciences and the American Philosophical Society, and he is a Fellow of the American Association for the Advancement of Science.

Dr. Wrighton is a professor, chemist and research scientist with expertise in materials and research interests in the areas of transition metal catalysis, molecular electronics and photo processes at electrodes. He also has expertise in areas of direct relevance to Corning, including materials chemistry, photochemistry, surface chemistry and life sciences. Under Dr. Wrighton’s executive and fiscal leadership, Washington University has grown significantly in academic stature, research enterprise, infrastructure, student quality, curriculum and international reputation. Dr. Wrighton brings to the Board his vast scientific knowledge and understanding of complex research and development issues.

Skills and Qualifications

—  Deep knowledge in areas of direct relevance to Corning, including materials chemistry, photochemistry, surface chemistry and life sciences

—  Executive leadership experience, including finance and audit experience

—  Extensive experience leading institutions with research and development focus

—  Significant public company board experience

Age 70	Director Since 2009

Committees

•  Finance

•  Information Technology (Chair)

Current Public and Investment Company Directorships

•  Brooks Automation, Inc.

•  Cabot Corporation

Public and Investment Company Directorships Held During the Past 5 Years

•  None

38	CORNING 2020 PROXY STATEMENT

Director Compensation

The Compensation Committee sets director compensation at levels that ensure our directors are paid appropriately for their time commitment and responsibilities relative to directors at companies of comparable size, industry and scope of operations. The Committee believes that providing a competitive compensation package is important because it enables Corning to attract and retain highly qualified directors who are critical to the Company’s long-term success. Our objective is to pay non-employee directors competitively compared to comparable companies and to award a significant portion of director compensation in equity. The Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., conducts an annual review of the director compensation levels relative to Corning’s compensation peer group and advises the Committee annually to ensure that compensation levels remain competitive.

The Company uses a combination of stock-based compensation and cash for its directors. Corning believes that a significant portion of director compensation should be linked to the Company’s performance. Therefore, a portion of the Directors’ compensation is paid as an annual equity grant of restricted share units, which are settled in shares of common stock following retirement or resignation from the Board.

Directors may defer receipt of the annual equity retainer restricted share units by electing distribution in up to 10 annual installments and also may defer all or a portion of their cash compensation. Cash amounts deferred may be allocated to: an account earning interest, compounded quarterly, at the rate equal to the prime rate of Citibank, N.A. at the end of each calendar quarter; a restricted stock unit account; or a combination of such accounts. In 2019, six directors elected to defer some or all of their cash compensation.

As an employee of the Company, Mr. Weeks is not compensated separately for service on the Board or any of its Committees.

2019 Director Compensation

The following table outlines 2019 director compensation:

Annual Equity Grants

Each non-employee director annually receives a form of long-term equity compensation approved by the Board. Annual equity grants for non-employee directors are generally approved at the February meeting of the Board. If, however, a director is appointed between the February meeting and December 31, then that director will receive a pro-rata grant shortly after joining the Board.

In 2019, our directors’ annual equity grant was $175,000. We issued 5,182 restricted stock units (with a grant date value of approximately $175,000) to each non-employee director under our 2019 Equity Plan for Non-Employee Directors. These restricted stock units are not available for transfer or sale until six months after the date of a director’s retirement or resignation.

Annual Cash Compensation	In 2019, our directors’ annual base cash compensation was $110,000
Lead Independent Director Compensation	Our Lead Independent Director receives additional cash compensation of $35,000.

CORNING 2020 PROXY STATEMENT	39

Director Compensation

Committee Chair Compensation	The Audit Committee Chair receives additional cash compensation of $25,000. The Compensation Committee Chair receives additional cash compensation of $20,000. Other Committee Chairs receive additional cash compensation of $15,000.
Committee Member Compensation	Each Audit Committee member receives additional cash compensation of $18,000; each Compensation Committee member receives additional cash compensation of $12,000; and each Executive, Finance, Nominating and Corporate Governance, and Corporate Relations Committee member receives additional cash compensation of $10,000.

In 2019, the directors below performed the specified leadership roles:

Name	Leadership Role
Mr. Clark	Lead Independent Director
Mr. Landgraf	Audit Committee Chair
Dr. Rieman	Compensation Committee Chair
Dr. Burns	Corporate Relations Committee Chair
Mr. Cummings	Finance Committee Chair
Mr. Tookes	Nominating and Corporate Governance Committee Chair

Non-employee directors are reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with participation in director education programs.

Directors’ Charitable Giving Programs

Although closed to directors joining the Board after October 5, 2016, Corning has a Directors’ Charitable Giving Program pursuant to which a director may direct the Company to make a charitable bequest to one or more qualified charitable organizations recommended by such director and approved by Corning in the amount of $1,000,000 (employee directors) or $1,250,000 (non-employee directors) following his or her death.

This program is either funded directly by the Company or by purchasing insurance policies on the lives of the directors. However, we are under no obligation to use the proceeds of the insurance policies to fund a director’s bequest and can elect to retain any proceeds from the policies as assets of Corning and use another source of funds to pay the directors’ bequests. In 2019, we paid a total of $68,628 in premiums and fees on such policies for our current directors. Because the charitable deductions and cash surrender value of life insurance policies accrue solely to Corning, the directors derive no direct financial benefit from the program, and we do not include these amounts in the directors’ compensation. Generally, one must have been a director for five years to participate in the program. Directors who had not yet achieved five years’ tenure as of October 5, 2016 will be permitted to participate after five years of Board service. In 2019, Messrs. Blair, Canning, Clark, Cummings, Landgraf, Martin, Tookes and Weeks, Ms. Henretta and Drs. Burns, Rieman and Wrighton were eligible to participate in the program.

Directors are also eligible to participate in the Corning Incorporated Foundation Matching Gifts Program for eligible charitable organizations. This Program is available to all Corning employees and directors. The maximum matching gift amount available from the Foundation on behalf of each participant in the Program is $7,500 per calendar year.

Corning also pays premiums on our directors’ and officers’ liability insurance policies.

Changes to Director Compensation in 2020

In February 2020, the Board approved certain changes to director compensation proposed by the Compensation Committee in consultation with the Committee’s independent consultant. Effective January 1, 2020, the non-employee directors’ annual equity grant increased from $175,000 to $185,000. As with the 2019 director equity compensation, this amount will be payable in restricted stock units, which are not available for transfer or sale until six months after the date of a director’s retirement or resignation.

40	CORNING 2020 PROXY STATEMENT

Director Compensation

2019 DIRECTOR COMPENSATION TABLE

Name	Compensation Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Donald W. Blair	$138,000	$174,996	$ 7,500	$320,496
Leslie A. Brun	140,000	174,996		314,996
Stephanie A. Burns	153,000	174,996		327,996
John A. Canning, Jr.	140,000	174,996	7,500	322,496
Richard T. Clark	177,000	174,996	7,500	359,496
Robert F. Cummings, Jr.	155,000	174,996		329,996
Deborah A. Henretta	138,000	174,996		312,996
Daniel P. Huttenlocher	138,000	174,996	6,250	319,246
Kurt M. Landgraf	175,000	174,996	7,500	357,496
Kevin J. Martin	130,000	174,996	7,500	312,496
Deborah D. Rieman	160,000	174,996		334,996
Hansel E. Tookes II	157,000	174,996		331,996
Mark S. Wrighton	138,000	174,996	7,500	320,496

(1)	Includes all Compensation earned, whether paid in cash or deferred pursuant to the Corning Incorporated Non-Employee Directors’ Deferred Compensation Plan.

(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units granted pursuant to the 2010 Equity Plan for Non-Employee Directors. Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2020. There can be no assurance that the grant date fair value amounts will ever be realized. The total number of award shares, RSUs, RSU deferrals and options each Director had outstanding as of December 31, 2019 is shown in the table below. Total stock holdings for directors as of December 31, 2019 are shown in the “Beneficial Ownership of Directors and Officers” table.

(3)	The amounts in this column reflect charitable donation matches made by the Corning Foundation’s Matching Gifts Program.

The following are the total number of award shares and restricted stock units (RSUs) and RSU deferrals outstanding each Director had as of December 31, 2019

Name	Award Shares/Units and RSU Deferrals Outstanding at December 31, 2019(1)	Options Outstanding at December 31, 2019(2)
Donald W. Blair	65,497	0
Leslie A. Brun	7,994	0
Stephanie A. Burns	72,539	0
John A. Canning, Jr.	110,669	1,323
Richard T. Clark	58,591	0
Robert F. Cummings, Jr.	188,003	0
Deborah A. Henretta	69,314	0
Daniel P. Huttenlocher	30,539	0
Kurt M. Landgraf	162,269	0
Kevin J. Martin	48,135	0
Deborah D. Rieman	116,242	0
Hansel E. Tookes II	103,492	0
Mark S. Wrighton	74,942	0

(1)	This column reflects restricted shares and restricted share units awarded and outstanding or deferred for each Director as of December 31, 2019.

(2)	No options were granted to non-employee directors in 2019.

CORNING 2020 PROXY STATEMENT	41

Stock Ownership
Information

Stock Ownership Guidelines

We believe in the importance of equity ownership by directors and executive management as a direct link to shareholders, and require all directors, named executive officers (NEOs), and non-NEO executive management to achieve the required levels of ownership under our stock ownership guidelines within five years of their election, appointment or designation. Restricted, direct and indirectly owned shares, and current and deferred restricted stock units, each count toward our stock ownership guidelines. An NEO who falls below the ownership requirement for any reason will have up to three years to return to the required minimum ownership level. All directors and NEOs who have been so for five years or more currently comply with our guidelines.

DIRECTORS	CEO	OTHER NEOs	NON-NEO SENIOR MANAGEMENT

5X Annual Cash Retainer	6X Base Salary	3X Base Salary	1.5X Base Salary

Our directors and executive management are also subject to our anti-hedging and anti-pledging policies. For further information, see “Anti-Hedging Policy” and “Anti-Pledging Policy” both on page 59.

42	CORNING 2020 PROXY STATEMENT

Stock Ownership Information

Beneficial Ownership Table

As of December 31, 2019	Shares Directly or Indirectly Owned(1)(2)(3)		Stock Options Exercisable Within 60 Days	Restricted Share Units Vesting Within 60 Days	(A) Total Shares Beneficially Owned		Percent of Class	(B) Restricted Share Units Not Vesting Within 60 Days(4)	Total of Columns (A) + (B)
The Vanguard Group	—		—	—	63,137,386	(5)	8.20%	—	—
BlackRock, Inc.	—		—	—	53,843,615	(6)	7.00%	—	—
State Street Corporation	—		—	—	40,407,846	(7)	5.25%	—	—
Donald W. Blair	17,243				17,243		*	48,254	65,497
Leslie A. Brun	0				0		*	7,994	7,994
Stephanie A. Burns	49,288			7,600	56,888		*	24,405	81,293
John A. Canning, Jr.	139,150		1,323		140,473		*	61,519	201,992
Richard T. Clark	41,962				41,962		*	16,629	58,591
Robert F. Cummings, Jr.	151,199				151,199		*	123,317	274,516
Deborah A. Henretta	25,965				25,965		*	43,349	69,314
Daniel P. Huttenlocher	13,910				13,910		*	16,629	30,539
Kurt M. Landgraf	62,957				62,957		*	99,312	162,269
Kevin J. Martin	31,506				31,506		*	16,629	48,135
Deborah D. Rieman	100,813				100,813		*	16,629	117,442
Hansel E. Tookes II	96,863				96,863		*	16,629	113,492
Mark S. Wrighton	66,088				66,088		*	16,629	82,717
Wendell P. Weeks	850,823	(8)	418,592	2,808	1,272,223		*	221,740	1,493,963
R. Tony Tripeny	57,350		128,790	927	187,067		*	51,641	238,708
James P. Clappin	103,558		75,856	966	180,380		*	56,485	236,865
Lawrence D. McRae	151,242		175,204	978	327,424		*	58,634	386,058
David L. Morse	48,617		39,192	940	88,749		*	54,854	143,603
All Directors and Executive Officers as a group (26 persons)	2,300,583	(9)(10)	1,301,460	17,622	3,619,665			1,196,679	4,816,344

*	Less than 0.50%
(1)	Includes shares of common stock subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans.
(2)	Includes shares of common stock subject to forfeiture and restrictions on transfer, granted under Corning’s Restricted Stock Plans for non-employee directors.
(3)	Includes shares of common stock held by The Bank of New York Mellon Corporation as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of common stock is also restricted by the provisions of the plans. The trustee holds for the benefit of Messrs. Weeks, Tripeny, Clappin, McRae and Dr. Morse, and all executive officers as a group, the equivalent of 12,900, 0, 2,371, 6,913, 0 and 22,183 shares of common stock, respectively. It also holds for the benefit of all employees who participate in the plans the equivalent of 11,138,600 shares of common stock (being 1.46% of the class).
(4)	Restricted Share Units represent the right to receive unrestricted shares of common stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. Restricted Share Units that will not vest within 60 days of the date of this table are not considered beneficially owned for purposes of the table and therefore are not included in the Total Shares Beneficially Owned column because the holders are not entitled to voting rights or investment control until the restrictions lapse. However, ownership of these RSUs further aligns our Directors and Executive Officers’ interests with those of our shareholders.
(5)	Reflects shares beneficially owned by The Vanguard Group (Vanguard), according to a Schedule 13G/A filed by Vanguard with the SEC on February 12, 2020, reflecting ownership of shares as of December 31, 2019. Vanguard has sole voting power and/or sole dispositive power with respect to 61,789,731 shares and shared voting power and/or shared dispositive power with respect to 1,347,655. According to the Schedule 13G/A, Vanguard beneficially owned 8.20% of our common stock as of December 31, 2019.
(6)	Reflects shares beneficially owned by BlackRock, Inc. (BlackRock), according to a Schedule 13G/A filed by BlackRock with the SEC on February 5, 2020, reflecting ownership of shares as of December 31, 2019. BlackRock has sole voting power and/or sole dispositive power with respect to 53,843,615 shares and shared voting power and/or shared dispositive power with respect to 0 shares. According to the Schedule 13G/A, BlackRock beneficially owned 7.0% of our common stock as of December 31, 2019.
(7)	Reflects shares beneficially owned by State Street Corporation (State Street), according to a Schedule 13G filed by State Street with the SEC on February 14, 2020, reflecting ownership of shares as of December 31, 2019. State Street has sole voting power and/or sole dispositive power with respect to 0 shares and shared voting power and/or shared dispositive power with respect to 40,407,846. According to the Schedule 13G, State Street beneficially owned 5.25% of our common stock as of December 31, 2019.
(8)	Reflects 837,923 shares held by a revocable trust of which Mr. Weeks is the beneficiary. He currently has no voting authority over these shares.
(9)	Does not include 19,375 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.
(10)	As of December 31, 2019, none of our directors or executive officers have pledged any such shares.

CORNING 2020 PROXY STATEMENT	43

Proposal 2

Advisory Approval of Executive Compensation
(Say on Pay)

Our Board of Directors requests that shareholders approve the compensation of our Named Executive Officers (NEOs), pursuant to Section 14A of the Securities Exchange Act of 1934, as disclosed in this proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

While this vote is advisory and not binding on the Company, the Board of Directors values shareholder opinion and will consider the outcome of the vote in determining our executive compensation programs.

Say on Pay Proposal

Our Board maintains a “pay for performance” philosophy that forms the foundation for all of the Compensation Committee’s decisions regarding executive compensation. In addition, our compensation programs are designed to facilitate strong corporate governance, foster collaboration and support our short- and long-term corporate strategies.

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions, including 2019 Company performance and the direct alignment of pay with performance, focusing on the compensation of our NEOs. Our shareholders have affirmed their support of our programs in our outreach discussions and in their ongoing support of our Say on Pay proposals. We believe that we have created a compensation program deserving of shareholder support.

For these reasons, the Board of Directors recommends that shareholders vote in favor of the resolution:

RESOLVED, that the compensation paid to the Named Executive Officers disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion & Analysis, the Summary Compensation Table, and the supporting tabular and related narrative disclosure on executive compensation) is hereby APPROVED.

FOR	Our Board unanimously recommends a vote FOR the approval of our executive compensation as disclosed in this proxy statement.

44	CORNING 2020 PROXY STATEMENT

Compensation Discussion
& Analysis

This Compensation Discussion & Analysis (CD&A) presents Corning’s executive compensation for 2019, including the compensation for our Named Executive Officers (NEOs), and describes how this compensation aligns with our pay for performance philosophy and the success of our 2016-2019 Strategy and Capital Allocation Framework.

OUR NEOs IN FISCAL YEAR 2019 WERE:

Named Executive Officer	Role	Years in Role	Years at Corning
Wendell P. Weeks	Chairman, Chief Executive Officer (CEO) and President	15 Years as CEO (13 years as CEO/Chairman)	37 years
R. Tony Tripeny	Executive Vice President and Chief Financial Officer	4 Years	35 years
James P. Clappin	Executive Vice President, Corning Glass Technologies	9 Years	40 years
Lawrence D. McRae	Vice Chairman and Corporate Development Officer	4 Years as Vice Chairman (20 years as Corporate Development Officer)	35 years
David L. Morse	Executive Vice President and Chief Technology Officer	7 Years	44 years

CD&A Table of Contents

To assist you in finding important information, we call your attention to the following sections of the CD&A:

45	Executive Summary

48	Company Performance Overview

53	2019 Executive Compensation Program Details

57	Compensation Peer Group

58	Compensation Program – Other Governance Matters

60	Compensation Committee Report

61	2019 Compensation Tables

Executive Summary

Executive Compensation Philosophy

Our compensation program is designed to attract and retain the most talented employees within our industry segments and to motivate them to perform at the highest level while executing on our strategic framework. In order to retain and motivate this caliber of talent, the Compensation Committee (the Committee) is committed to promoting a performance-based culture. Compensation is tied to financial metrics developed to incent management to deliver on our strategic framework and our commitments to our shareholders. Our executive compensation is directly aligned with our Company performance.

CORNING 2020 PROXY STATEMENT	45

Compensation Discussion & Analysis

2019 Compensation Components

CEO	ALL OTHER NEOs

Our Metrics and Why We Use Them

Core Earnings per Share (Core EPS):

Core EPS is our key measure of profitability. Corning generally budgets for share repurchases in establishing its target Core EPS measures.

Core Net Sales:

Sales growth, both organic through innovation and through acquisitions, is critical to our short- and long-term success.

Adjusted Operating Cash Flow:

Strong positive cash generation enables our ongoing investment in growth, sustained leadership and returns to shareholders.

CapEx:

Making good decisions on where and when to invest for future growth is paramount to our long-term success.

Return on Invested Capital (ROIC):

We focus on ROIC because it reflects our ability to generate returns from the capital we have deployed in our operations. The Cash Performance Units (CPUs) payout is increased or decreased up to 10% based on Corning’s ROIC over the three-year performance period.

46	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Our Short- and Long-Term Incentives
Short-Term Incentives (Paid in Cash)

Long-Term Incentives (Paid in Cash and Equity)

2019 Compensation Metrics

In 2019, our key compensation metrics were tightly aligned with the key financial objectives of our Strategy and Capital Allocation Framework by targeting improvements in profitability (Core EPS), top line growth (Core Net Sales), operating cashflow (Adjusted Operating Cash flow), and prudent investing for growth (CapEx).

	CORE EPS	CORE NET SALES	ADJUSTED OPERATING CASH FLOW	CAPEX

2019 Actual Results	$1.76	$11,656 million	$2,109 million	$1,978 million

2019 Performance Result	22% of target for 2019	31% of target for 2019	0% of target for 2019	150% of target for 2019

Please see “Our 2019 Performance” on page 6 for more information about our Core Performance Measures which management uses to measure our business performance and, accordingly, we use for our compensation metrics. Appendix A to this proxy statement contains a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.

CORNING 2020 PROXY STATEMENT	47

Compensation Discussion & Analysis

2019 Performance and Compensation Alignment

Each year our Compensation Committee sets rigorous and challenging performance goals aligned with our strategic objectives. The success of our strategic framework requires top line growth, overall profitability, the generation of operating cash flow, prudent investment for growth and delivery of long-term shareholder value.

Approximately 89% of the CEO’s target total compensation (excluding employee benefits and perquisites) and 80% of the other NEOs’ target total compensation (excluding employee benefits and perquisites) is variable and depends upon our operating performance or is linked to our stock price.

Net profitability and sales growth, both short- and long-term, drive success under our strategic framework. Accordingly, we have incentive measures linked to both short- and long-term outcomes. Our short-term incentives are cash bonuses composed of the Performance Incentive Plan (PIP) and the GoalSharing plan. Under the PIP, Core EPS (75% weight) measures bottom line profitability and Core Net Sales (25% weight) focuses on increasing top line growth. These two financial goals determine 100% of PIP payouts for NEOs. In 2019, actual performance was significantly below established PIP targets, with the blended result being a payout of 24% of PIP target (significantly lower than the 126% PIP payout in 2018). While 2019 was a challenging year for the Company, this result clearly demonstrates the alignment of our executive compensation with our financial performance.

GoalSharing is a company-wide plan that rewards our workforce based on the Company’s and respective business unit’s success (25% corporate financial performance/75% business unit performance weighting as outlined above). NEOs receive payouts based on the weighted average performance of all business unit plans, which in 2019 was 4.37% of base salary versus a target of 5% (down significantly compared to 6.41% in 2018).

Our Long-Term Incentive (LTI) program reflects our belief that (1) revenue growth and cash flows enable investments that will sustain our growth over the long term and (2) our executives’ interests should aligned with our shareholders’ interest. LTI awards are comprised of 60% Cash Performance Units (CPUs), 25% Restricted Stock Units (RSUs), and 15% Stock Options. CPU awards are based 35% on Adjusted Operating Cash Flow, 35% on CapEx and 30% on Core Net Sales, averaged over a three-year performance period. In addition to the above metrics, 2017 CPUs to be paid in 2020 are subject to an ROIC modifier of up to +/-10% based on ROIC performance over the three-year period 2017 through 2019. We define ROIC as core net income before interest, divided by invested capital. Core net income before interest is calculated using constant exchange rates for Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar, and the euro against the U.S. dollar, and a constant tax rate. Invested capital is the sum of total assets excluding foreign currency hedge assets less total liabilities excluding foreign currency hedge liabilities and debt. The 2019 performance result for CPUs (impacting year 3 of the 2017-2019 CPUs, year 2 of the 2018-2020 CPUs and year 1 of the 2019-2021 CPUs) was 62% of target.

While 2019 was a challenging year for the Company, the compensation outcomes clearly illustrate the alignment of our executive compensation with Corning’s financial performance.

PAY FOR PERFORMANCE RESULTS
	2019	2018
PIP payout (% of target)	24%	126%
Goalsharing payout (vs. 5% target)	4.37%	6.41%
2019 CPU performance result (% of target)	62%	128%

2019 Company Performance Overview

In 2019, we delivered the commitments of the 2016-2019 Strategy and Capital Allocation Framework. While 2019 was a challenging year financially, we grew sales 2%, had strong performance in three segments, advanced key growth initiatives, and took action to address headwinds in Display Technologies and Optical Communications. However, our 2019 growth did not meet long-term targets and we accelerated actions in our Optical Communications and Display Technologies segments to align production output and working capital to match reduced customer demand, which impacted gross margin. Corning expects to build momentum throughout 2020 that will keep us on track to achieve the goals laid out in our four-year Strategy & Growth Framework.

48	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Despite facing challenges, in 2019 we made progress across all of our market-access platforms, including:

•	Automotive: Accelerated GPF adoption, driving more than $250 million in 2019 sales; advanced commercialization of AutoGrade™ Glass Solutions with industry leaders across the auto ecosystem, including GAC, Visteon Corporation, LG Electronics, and BOE; ramped manufacturing in Hefei facilities
•	Optical Communications: Continued to co-innovate with industry leaders to advance 5G and hyperscale data solutions that increase network efficiency – exemplified by new collaborations with Intel, Verizon, CenturyLink, and Altice Portugal; earned global recognition for products including RocketRibbon™ extreme-density cable for hyperscale data centers
•	Mobile Consumer Electronics: Extended industry leadership with next-generation cover glass solutions and deepened customer commitments, including an additional $250 million investment from Apple, setting the stage for strong adoption of continued innovations
•	Life Sciences Vessels: Signed commercial agreements with three leading pharmaceutical companies, building on the announcement that a leading pharmaceutical manufacturer received FDA approval of Corning Valor Glass for use as a primary package for a marketed drug product; advanced leadership in key growth categories – cell culture and gene therapy – by innovating and increasing capacity for market-leading solutions
•	Display: Continued progress toward stable returns; created richer entertainment experiences through display glass innovation; advanced leadership in Gen 10.5 glass, supporting the growth of large-size TVs; Corning display glass price declines remained moderate

Please see “Our 2019 Performance” on page 6 and “Successful Completion of our 2016-2019 Strategy and Capital Allocation Framework” on page 7 for additional information on Corning’s 2019 financial performance.

The following table compares our 2019 actual results with our targeted goals for each performance measure compared with 2018.

	2019		2018
Measure	Actual and % increase vs. ’18 Actual	Target and % increase vs. ’18 Actual	Actual	Target
Core EPS	$1.76	$1.96	$1.78	$1.74
Percentage increase vs ’18 Actual	-1.1%	+10.2%
Core Net Sales (millions)	$11,656	$12,298	$11,398	$11,028
	+2.3%	+7.9%
Adjusted Operating Cash Flow (millions) CapEx (millions)(2)	$2,109	$2,700	$3,168	N/A(2)
	N/A(1)	N/A(1)
	$1,978	$2,350	$2,242	N/A(2)
	N/A(1)	N/A(1)
(1)	Adjusted Operating Cash Flow and CapEx goals are established yearly, independent of the prior year.

(2)	2019 was the first year that a separate goal was established for Adjusted Operating Cash Flow and CapEx.

Please see page 6 for more information about our Core Performance Measures and Appendix A for a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.

OUR RIGOROUS GOAL SETTING PROCESS IS DEMONSTRATED BY THE FOLLOWING TARGETS AND PAYOUT SCALE FOR OUR SHORT- AND LONG-TERM INCENTIVE PLANS:

		Short Term/Annual Incentive 2019 PIP Measures				Long-Term Incentive 2019 CPU Measures (Year Three of 2017-2019 Plan)
		Core EPS Goal (Weighted 75%)		Core Net Sales Goal (Weighted 25%)		Adjusted Operating Cash Flow Goal (Weighted 35%)		CapEx (weighted 35%)		Core Net Sales Goal (Weighted 30%)
	Payout %	Core EPS	Growth (over prior year)	Core Net Sales (in $M)	Growth (over prior year)	Adjusted OCF (in $M)	% of 2019 Plan	CapEx (in $M)	% of 2019 Plan	Core Net Sales (in $M)	% of 2018 Core Net Sales
	200%	$ 2.19	22.8%	$ 12,895	13.1%	Capped at 150%
	150%	2.13	19.8%	12,746	11.8%	$3,000	111.1%	$ 2,100	89.4%	$ 12,895	13.1%
	125%	2.07	16.4%	12,581	10.4%	2,875	106.5%	2,163	92.0%	12,746	11.8%
TARGET	100%	1.96	10.2%	12,298	7.9%	2,700	100.0%	2,350	100.0%	12,298	7.9%
	75%	1.86	4.2%	12,007	5.3%	2,541	94.1%	2,517	107.1%	12,007	5.3%
	50%	1.81	1.9%	11,804	3.6%	2,494	92.4%	2,544	108.3%	11,804	3.6%
	0%	1.68	-5.6%	11,398	0.0%	2,400	88.9%	2,600	110.6%	11,398	0.0%

We align rigorous financial goals and compensation targets to drive significant year-over-year performance.

CORNING 2020 PROXY STATEMENT	49

Compensation Discussion & Analysis

ROIC Modifier

In 2016, based on investor feedback and in support of our Strategy and Capital Allocation Framework, the Compensation Committee added a three-year ROIC modifier to the CPUs in our LTI Plan. With this modifier, the CPU payout may be increased or decreased up to 10% based on ROIC performance over the three-year performance period. For the 2017-2019 performance period, the ROIC improvement target was established at 100 basis points, which the Committee believed was challenging but achievable through continued strong operating performance. The setting of this target reflected the multi-year operating plan for the Company and management’s assessment of future Company performance. The ROIC modifier for 2017 CPUs (based on 2017 through 2019 performance) was as follows:

ROIC Improvement 2017 – 2019 (in basis points)	Modifier (Adjustment to 2017 CPUs)
250	+10%
175	+5%
100	No adjustment
50	-5%
0	-10%

From 2017 to 2019, ROIC improved 72 basis points, resulting in a 2.8% decrease to the 2017 CPU payout made in 2020.

2019 Compensation Plan Payout Percentages

The following table reflects our 2019 compensation plan’s payout percentages based on our 2019 financial performance:

Short Term Incentives
PERFORMANCE INCENTIVE PLAN (PIP)
100% CORPORATE FINANCIAL PERFORMANCE
		% of target
Components	Weighting	earned
Core EPS	75%	22%
Core Net Sales	25%	31%
2019 payout		24%

GOALSHARING –
25% CORPORATE PERFORMANCE, 75% BUSINESS UNIT PERFORMANCE

		% of base
Components		salary earned
Corporate financial performance —
1.25% target × 24% performance
(See PIP above)	25%	0.30%
Average Business Unit Performance	75%	4.07%
2019 payout
(vs. 5% target)		4.37%

Long Term Incentives
CASH PERFORMANCE UNITS
(60% OF LTI TARGET – OTHER 40% ARE RSUs AND OPTIONS)
		% of target
		earned, 2019
		performance
Components	Weighting	year
Operating Cash Flow	35%	0%
CapEx	35%	150%
Core Net Sales	30%	31%
2019 blended performance result		62%

2017-2019 CPU PERFORMANCE RESULTS
		% of target
		earned,
		2017-2019
Components		performance

2017 performance result		120%
2018 performance result		128%

2019 performance result		62%
2017-2019 average performance		103%
ROIC MODIFIER

2017-2019 average performance	×	ROIC Modifier of -2.8%	=	Final % payout of 2017 target CPUs
103% × 97.2% = 100%

Following two strong years, our 2019 financial performance fell well short of our targets and our compensation payouts reflect that shortfall.

50	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Total Shareholder Return

Corning’s Total Shareholder Return (TSR), which consists of stock price appreciation and reinvestment of common dividends, is shown below for 1, 3 and 5 year periods. The financial challenges of 2019 significantly impaired our 1-, 3- and 5-year TSR results. In the first three years of our 2016-2019 Strategy and Capital Allocation Framework, TSR significantly outperformed the S&P 500 Index; however, 2019 TSR performance was disappointing as a result of headwinds in Display Technologies and Optical Communications. Nevertheless, we had strong performance in three segments, grew sales 2%, advanced key growth initiatives, and took action to address headwinds in the segments mentioned above. Although 2019 was a challenging year, our compensation outcomes demonstrate the direct alignment of our executive compensation program with the Company’s performance.

TOTAL SHAREHOLDER RETURN SINCE START OF FRAMEWORK	ANNUALIZED TOTAL SHAREHOLDER RETURN
October 21, 2015 through year-end 2019	As of year-end 2019

Shareholder Engagement

Strong Say on Pay Results. At our 2019 Annual Meeting of shareholders, our Say on Pay proposal received support from 94% of votes cast. We have received 90% or greater support for our Say on Pay proposal each of the past three years. We view this level of shareholder support as an affirmation of our current pay practices and pay for performance philosophy.

Shareholder Outreach. In 2019, we met with shareholders representing approximately 45% of our outstanding shares, and approximately two-thirds of our top fifty shareholders. Additionally, executive management, Board members, Investor Relations and the Corporate Secretary engage annually with the governance teams of our largest investors to understand their perspectives on a variety of matters, including executive compensation, risk oversight, corporate governance policies and corporate sustainability practices.

We learned through these meetings that our investors are pleased with our strategic framework and believe we have clearly articulated how it creates shareholder value and how it is connected to management compensation. These shareholders also were generally supportive of our executive compensation program, the direct linkage of financial metrics in our performance-based variable compensation plans to our strategic framework, and the addition of the ROIC modifier that was implemented in 2016 in response to investor feedback. As in previous years, shareholders were not prescriptive about compensation plan design. Instead, they were more interested to see that the results and outcomes delivered by the incentive plans were aligned appropriately with Corning’s performance and had appropriately incented our executives to deliver on our strategic framework.

We also communicate with shareholders through a number of routine forums, including quarterly earnings presentations, U.S. Securities and Exchange Commission (“SEC”) filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences and web communications. We relay shareholder feedback and trends on corporate governance and sustainability developments to our Board and its Committees and work with them to both enhance our practices and improve our disclosures.

CORNING 2020 PROXY STATEMENT	51

Compensation Discussion & Analysis

What’s Coming in 2020 Compensation Program Design

Although our shareholders are generally supportive of our executive compensation program, they have provided feedback which has influenced refinements to our Executive Compensation program design in 2020.

What we heard from shareholders...	What we did...
Shareholders liked the 3-year ROIC modifier linked to the SCAF	In 2016 we introduced a three-year +/-10% ROIC modifier to the CPUs in our Long-Term Incentive Plan. For 2020 we have increased the weighting of the three-year modifier to +/-25% and added additional metrics, to tightly align with the long-term goals of the new Strategy & Growth Framework. (See chart below)
Shareholders like the alignment of executive compensation with the strategic frameworks	The key performance measures for our variable compensation programs are to increase revenues and EPS and generate operating cash flow while carefully managing our CapEx

Beginning in 2020, the LTI modifier will include targets for three-year ROIC, Operating Margin and Operating Cash Flow to tightly align with the long-term goals of the new Strategy & Growth Framework
Shareholders wanted to see more equity and less cash in the executive Long-Term Incentive Plan	Beginning in 2020, we increased the equity component in our LTI Plan by 88% (from 40% to 75%) of an executive’s annual target opportunity (see chart below)

2019 LTI vs. 2020 LTI

2019 LTI Mix	2020 LTI Mix

40% EQUITY / 60% CASH		75% EQUITY / 25% CASH
CPU Payment Metrics:		CPU/PSU Payout Metrics:
•	30% Core Net Sales	•	33.3% Core Net Sales
•	35% Adjusted Operating Cash Flow	•	33.3% Adjusted Operating Cash Flow
•	35% CapEx	•	33.3% CapEx
•	Average of three one-year performance periods	•	Average of three one-year performance periods
•	Subject to a +/-10% modifier linked to ROIC improvement	•	Subject to a +/-25% modifier linked to ROIC and Operating Margin improvements and cumulative three-year Operating Cash Flow

52	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Robust Compensation Program Governance
Corning has rigorous and robust governance with respect to its executive compensation plan:

 Close alignment of pay with performance over both the short- and long-term horizon, and delivery of the goals of our strategic framework

 Mix of cash and equity incentives tied to short-term financial performance and long-term value creation

 CEO total compensation targeted within a competitive range of the Compensation Peer Group median

 Caps on payout levels for annual incentives in a budgeted down-cycle year

 Significant NEO share ownership requirements

 Anti-hedging and pledging policies

 Clawback policy applicable to both cash and equity compensation

 Minimum 3-year vesting period for restricted stock or restricted stock unit awards in employee equity plan

 Independent compensation consultant advisor to the Compensation Committee

 History of demonstrated responsiveness to shareholder concerns and feedback, and ongoing commitment to shareholder engagement

 Limited and modest perquisites that have a sound benefit to the Company’s business

 No tax gross-ups or tax assistance on perquisites

 No repricing or cash buyout of underwater stock options without shareholder approval

 No excise tax gross-ups for officer agreements entered into after July 2004

2019 Executive Compensation Program Details

Our key compensation program principles are as follows:

•	Provide a competitive base salary

•	Pay for performance

•	Incent successful completion of our 2016-2019 Strategy and Capital Allocation Framework

•	Apply a team-based management approach

•	Increase the proportion of performance-based incentive compensation for more senior positions

•	Align the interests of our executive group with shareholders

Base Salary

Base salaries provide a form of fixed compensation and are reviewed annually by the Committee, which considers internal equity and individual performance, as well as competitive positioning, as discussed in the “Compensation Peer Group” section starting on page 58. In 2019, Mr. Weeks’ base salary increased by 3.25%, consistent with the salary increase budget for all other U.S. salaried employees. Base salaries of the remaining NEOs also increased by 3.25% in 2019.

Short-Term Incentives

Short-term incentives are designed to reward NEOs for Corning’s consolidated annual financial performance supporting our strategic framework and team-based management approach. Corning has two short-term incentive plans: the Performance Incentive Plan (PIP) and GoalSharing.

CORNING 2020 PROXY STATEMENT	53

Compensation Discussion & Analysis

PIP targets are established by the Committee each February as a percentage of the NEO’s year-end salary depending on the competitive marketplace and his or her level of experience. In 2019, Mr. Weeks’ PIP target was unchanged at 150% of year-end base salary. Mr. McRae’s PIP target was 85% of year-end base salary and other NEOs had PIP targets of 80%. PIP targets are approved in February and payments are made by the following March 15 once the performance results are known. As outlined on page 50, the 2019 PIP payout will be 24% of target based on performance which was well below 2019 targets.

GoalSharing is designed to motivate employees to work together to achieve the most critical goals in each business unit. All Corning employees are eligible for GoalSharing with a target generally equal to 5% of base salary. Earned GoalSharing may be 0% - 10% of base salary, and is weighted 25% on corporate financial performance and 75% on business unit performance. The NEOs’ GoalSharing is based 25% on corporate financial performance and 75% on the average of the results of all business unit plans. GoalSharing goals are approved in February each year and payments are made by the end of the following February once the performance results are known. As outlined on page 51, the 2019 GoalSharing payout for our NEOs was 4.37% of year-end base pay versus a target of 5%.

Long-Term Incentives

Long-Term Incentives (LTI) are comprised of cash and equity in the form of CPUs, RSUs, and stock options (Options). We believe it is important to link LTI metrics to financial measures that will drive the success of our strategic framework and generate long-term value for our shareholders. We also believe it is important for a significant portion of LTI to be in the form of equity to align our executives’ stock ownership interests with those of our shareholders.

LTI targets are established by the Committee for each NEO annually in February. Mr. Weeks’ 2019 LTI target was $9.75 million. Other NEOs’ targets may be found in footnote 3 to the Summary Compensation Table on page 62 and range from $2.35 million to $2.55 million.

•	CPUs represent 60% of the annual target LTI value. Payout is based on cash generation and revenue growth—measures that support our strategic framework as well as our long-term financial health and success. The performance measures for CPUs are 1) Adjusted Operating Cash Flow (35%), which aligns the cash flow goal to our capital allocation plan, 2) CapEx (35%) which maintains focus on prudent investment decisions and 3) Core Net Sales (30%). Actual CPUs earned are based on the actual performance averaged over a three-year period. CPUs awarded in 2019 were also subject to a three-year ROIC modifier of up to ±10% to further align compensation earned with the goal of our 2016-2019 Strategy and Capital Allocation Framework to improve our corporate ROIC. CPUs earned for the years 2019-2021 will be paid out (in 2022) based on pre-established performance goals.

•	RSUs represent 25% of the annual target LTI value. The number of RSUs granted is determined based on the closing stock price on the first business day of April, and awards cliff vest approximately three years from the grant date.

•	Options represent 15% of the annual target LTI value. The number of Options granted is determined using a Black-Scholes valuation. Options were granted on the first business day of April. Vesting is three years after the grant date, and the option awards have a maximum ten-year term.

54	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

2017-2019 CPU Targets and 2019 Payout

*	Performance targets are established in February each year for the calendar year. See pages 49 and 50 for 2019 performance measures and results

**	3-year ROIC improvement target is established at the beginning of each 3-year performance period. See page 51 for 2017-2019 performance measures and results

2019 Long-Term Incentives – Equity Components

Compensation Component	Number of Units/Options Granted	Vesting Period	Value Realized
Restricted Stock Units (RSUs)	25% of LTI target, based on the closing price of Corning’s common stock on the grant date (April 1, 2019)	3 years	Dependent upon Corning common stock price on the vesting date
Stock Options	15% of LTI target, based on the Black Scholes Valuation at the time of the grant (April 1, 2019)	3 years	Dependent upon Corning common stock price increase, if any, between time of the grant and the time of exercise

CORNING 2020 PROXY STATEMENT	55

Compensation Discussion & Analysis

CEO Compensation

Over the past fifteen years, under the leadership of Mr. Weeks, Corning has grown significantly, achieved the lowest cost position and market leadership in key businesses, and created new-to-the-world product categories, such as Corning® Gorilla® Glass, heavy-duty diesel substrates and filters, customized fiber-to-the-home solutions and Corning Valor® Glass.

In recognition of this track record of performance and particularly strong performance results in 2017 and 2018 in February 2019, the Compensation Committee approved a 3.25% base salary increase for Mr. Weeks and increased Mr. Weeks’ LTI target to $9.75 million.

•	Base salary – increased by 3.25%, in line with base salary increases for all other U.S. based salaried employees.

•	Short-Term Incentives Target – remained flat at 155% of base salary, comprised of a PIP target of 150% of base salary and a GoalSharing target of 5% of base salary.

•	Long-Term Incentives Target – increased to $9.75 million from $9 million

Year-over-year, eighty-nine percent of Mr. Weeks’ pay is directly tied to Corning’s operating performance and stock price. As a result, Mr. Weeks’ year over year compensation in 2019 is significantly below that of 2018. The table below shows annual CEO pay (i.e., salary and incentive compensation) for 2018 and 2019, excluding employee benefits, perquisites and the change in pension value, which can fluctuate significantly year-to-year solely due to discount rate changes.

CEO COMPENSATION

	2018	2019	Percent Change
Base	$1,412,769	$1,457,604	+3.2%
Goalsharing	91,996	64,755	-29.6%
PIP	2,712,528	533,448	-80.0%
CPUs	6,692,386	3,365,442	-49.7%
RSUs	2,250,004	2,437,491	+8.3%
Stock Options	1,068,905	1,262,629	+18.1%
Total Compensation (excluding pension and all other compensation)	$14,228,588	$9,121,369	-35.9

Employee Benefits and Perquisites

Employee Benefits: Our NEOs are eligible to participate in the same employee benefits plans as all other eligible U.S. salaried employees. These plans include medical, dental, life insurance, disability, matching gifts, qualified defined benefit and defined contribution plans. We also maintain non-qualified defined benefit and defined contribution retirement and long-term disability plans with the same general features and benefits as our qualified plans for all U.S. salaried employees affected by tax law compensation, contribution or deduction limits.

In addition to the standard benefits available to all eligible U.S. salaried employees, the NEOs are eligible for the benefits and perquisites described in this section.

Executive Supplemental Pension Plan (ESPP): We maintain an ESPP to reward and retain long-serving individuals who are critical to executing Corning’s innovation strategy. Our non-qualified ESPP covers approximately 26 active participants, including all of the NEOs. In 2006, we capped the percentage of cash compensation earned as a retirement benefit under the ESPP at a maximum of 50% of final average pay for 25 or more years of service, a change that applies to all the NEOs except Dr. Morse. The definition of pay used to determine benefits includes base salary and annual cash bonuses. Long-term cash or equity incentives are not included and do not affect retirement benefits. Executives must have at least ten years of service to be vested under this plan. All of the NEOs meet the ten-year vesting requirement.

While we seek to maintain well-funded qualified retirement plans, we do not fund our non-qualified retirement plans.

For additional details of the ESPP benefits and plan features, please refer to the section entitled “Retirement Plans” on page 67.

Executive Physical and Wellness: All executives are eligible for an annual physical exam in addition to wellness programs sponsored by Corning for all employees. The cost of the physical is imputed income to the executive.

Relocation and Expatriate-Related Expenses: As part of our global mobility program, our policies provide that employees who relocate to another country at our request are eligible for certain relocation and expatriate benefits to facilitate the transition and international assignment. These benefits include moving expenses, allowances for housing and goods and services, and tax assistance. These policies are intended to recognize and compensate employees for incremental costs incurred with moving or with living and working outside of the employee’s home country. The goal of these relocation and expatriate assistance programs is to ensure that employees are not financially advantaged or disadvantaged because of their relocation and/or international assignment, including related taxes. In July 2016, Mr. Clappin’s assignment in Tokyo ended and he relocated back to Corning, NY. While he was based in Tokyo, Mr. Clappin was eligible for expatriate benefits. Tax-related assistance extends for several years beyond the assignment end due to LTI amounts earned while on assignment which vest after the assignment end date. These amounts are detailed in footnote 5, section (v) to the Summary Compensation Table.

56	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Other Executive Perquisites: We provide the NEOs with an overall allowance that can be used for home security, modest personal aircraft usage, and limited financial counseling services. Each NEO is responsible for all taxes on any imputed income resulting from these perquisites.

Given the limited commercial flight options available in the Corning, New York area, the Committee believes that a well-managed program of limited personal aircraft use provides an extremely important benefit at a reasonable cost to the Company. We closely monitor business and personal usage of our planes and limit personal usage to keep it at a low percentage of total usage. The Committee establishes annual personal aircraft usage caps under this program (both hours and absolute dollar value) for each NEO. The established cap for the CEO was 100 hours and $170,000; the cap for the other NEOs was approximately half this level or lower. Actual utilization falls below these caps. For additional details, refer to footnotes relating to “All Other Compensation” included with the Summary Compensation Table starting on page 61.

Executive Severance: We have entered into severance agreements with each NEO. The severance agreements provide clarity for both Corning and the executive if the executive’s employment terminates. By having an agreement in place, we avoid the uncertainty, negotiations and potential litigation that may otherwise occur in the event of termination. The agreements are competitive with market practices at many other large companies and are helpful in retaining senior executives. Additional details can be found under “Arrangements with Named Executive Officers” on page 70.

Executive Change-in-Control Agreements: The Committee believes that it is in the best interests of shareholders, employees and the communities in which Corning operates to ensure an orderly process if a change in control were to occur. The Committee also believes it is important to prevent the loss of key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change in control. Therefore, we have provided each NEO with a change-in-control agreement (separate from the severance agreements described above). The change-in-control agreements provide that an executive’s employment must be terminated or effectively terminated in connection with a change in control in order to receive severance benefits. Additional details about the specific agreements can be found under “Arrangements with Named Executive Officers – Change-in-Control Agreements” on page 72.

In 2012, the Committee approved updated forms of agreements for all corporate officers entering into change-in-control agreements after July 2004, which contain no provision for gross-ups for excise taxes, and cap severance and other benefits at 2.99 times base salary plus target bonus, with cash severance for most officers limited to 2 times base salary plus target bonus. Except for Mr. Tripeny, whose agreement is dated January 1, 2015, our current NEOs have grandfathered agreements that were entered into prior to July 2004.

Compensation Peer Group

Corning is a diversified technology company with five reportable business segments. The majority of our businesses do not have U.S. public company peers. Most of our businesses compete with non-U.S. companies in Asia and Europe, or privately-held companies that do not provide comparable executive compensation disclosure. In attempting to identify peer companies for compensation purposes, Corning must look to globally diversified companies or innovation companies in other industries to find organizations of similar size and complexity (when viewed in terms of revenues, net income, market capitalization, assets and number of employees). For these reasons, our peer group for compensation purposes does not closely resemble the companies with which we compete for business.

•	Our largest competitors and most relevant financial performance peers are not U.S. public companies.

•	Corning must look to globally diversified companies or innovation companies in other industries to find companies of similar size and complexity.

CORNING 2020 PROXY STATEMENT	57

Compensation Discussion & Analysis

We currently participate in and use several executive compensation surveys for NEO positions. Primary surveys are the Willis Towers Watson General Industry Executive Compensation Survey, the Equilar TrueValue Survey and Aon Hewitt Total Compensation Measurement Survey for Executives. The surveys provide general market data for relevant positions in companies with revenues and market capitalization similar to Corning’s in both the technology industry and in general industry.

2019 Compensation Peer Group

The Compensation Peer Group in 2019 is set forth below. It is the same as the Compensation Peer Group in 2018.

Advanced Micro Devices, Inc.	Cummins Inc.	Medtronic, Inc.	TE Connectivity Limited

Agilent Technologies, Inc.	Danaher Corporation	Motorola Solutions, Inc.	Texas Instruments Incorporated

Applied Materials, Inc.	Dover Corporation	NetApp, Inc.	Thermo Fisher Scientific, Inc.

BorgWarner, Inc.	Eaton Corporation PLC	PPG Industries, Inc.

Boston Scientific Corporation	Harris Corporation	QUALCOMM, Inc.

Broadcom Corporation	Juniper Networks, Inc.	Rockwell Automation, Inc.

The Company selects a fair and challenging Compensation Peer Group as a reference point when setting its executive compensation. The Company’s percentage ranking versus the Compensation Peer Group is near to or well-above the median in all measured categories.

PERCENT RANK, CORNING VERSUS COMPENSATION PEER GROUP

Corning uses the Compensation Peer Group solely as a reference point, in combination with broader executive compensation surveys, to assess each NEO’s target total direct compensation (i.e., salary, target bonus, and the grant date fair value of long-term incentives). Our goal is to position our CEO’s target total direct compensation within a competitive range of the Compensation Peer Group median. Median target total direct CEO compensation in the Compensation Peer Group was determined to be $13.6 million, and 75th percentile target total direct CEO compensation was $14.7 million, compared with Corning target total direct CEO compensation of $13.5 million. Beyond the CEO, external data serves as a reference point, with internal equity and individual performance and impact being more important considerations in establishing a base salary and target total direct compensation for the other NEOs.

Compensation Program – Other Governance Matters

Role of Compensation Consultant

The Compensation Committee has the authority to retain and terminate a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. Since 2014, the Committee has retained an executive compensation expert from Frederic W. Cook & Co., Inc. (FW Cook) as its independent consultant.

In 2019, FW Cook attended all Committee meetings. FW Cook advises the Committee on all matters related to NEO and director compensation and assists the Committee in interpreting its data as well as data and recommendations received from the Company.

58	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

In 2019, the Company also engaged Compensation Advisory Partners LLC (CAP) and Willis Towers Watson (WTW) to assist management with various executive compensation matters.

The Committee conducted an independence review of FW Cook, CAP and WTW pursuant to SEC and NYSE rules, and concluded that the work of each firm for the Committee did not raise any conflicts of interest concerns. FW Cook provides no services to Corning other than the services rendered to the Committee.

Role of Executive Management in the Executive Compensation Process

Corning’s senior vice president (SVP), Human Resources and SVP, Global Compensation and Benefits, working closely with other members of Corning’s Human Resources, Law and Finance departments, are responsible for designing and implementing executive compensation programs and discussing with the Committee significant proposals or topics that affect executive compensation at the Company. The SVP, Global Compensation and Benefits, formulates the target total compensation recommendations for all of the NEOs (except the CEO) and reviews the recommendations for each of the other NEOs with the CEO. The NEOs do not recommend or suggest individual compensation actions that benefit them personally.

The CEO may propose adjustments he deems appropriate before management’s recommendations are submitted to the Committee. Recommendations for the CEO’s compensation are prepared by the Committee’s independent compensation consultant (FW Cook) and are not discussed or reviewed with the CEO prior to the Committee’s review and the CEO is not present for discussion of his compensation by the Committee.

After the annual budget is finalized each year, the Committee receives management’s recommendations for the compensation plan performance metrics and sets the final targets for the year.

The CFO and the Controller typically attend the annual Committee meeting to review the CD&A and attends that portion of the February Committee meeting where performance metrics are reviewed.

Clawback Policy

Our clawback policy gives the Committee the sole and absolute discretion to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and other key employees if such payment was based upon the achievement of financial results that were subsequently the subject of a restatement. The Committee has discretion to seek recovery of any amount that it determines was received inappropriately by such individuals.

Anti-Hedging Policy

Our anti-hedging policy prohibits employees and directors from selling or buying publicly traded options on Corning stock, or trading in any Corning stock derivatives. Additionally, these individuals may not engage in transactions in which they may profit from short-term speculative swings in the value of Corning stock utilizing “short sales” or “put” or “call” options.

Anti-Pledging Policy

Our anti-pledging policy prohibits employees and directors from holding Corning stock in a margin account or pledging Company securities as collateral for a loan.

Tax Deductibility of Compensation

Historically, the Committee has made compensation decisions with an eye towards deductibility of performance-based pay under IRC Section 162(m). However, the Tax Cuts and Jobs Act of 2017 (“the Tax Act”) that was signed into law December 22, 2017 eliminated the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. Compensation paid to our covered officers in excess of $1 million therefore will not be deductible unless it qualifies for transition relief.

Accounting Implications

In designing our compensation and benefit programs, we review the accounting implications of our decisions. We seek to deliver cost-effective compensation and benefit programs that meet both the needs of the Company and our employees.

CORNING 2020 PROXY STATEMENT	59

Compensation Discussion & Analysis

Compensation Committee Report

The Compensation Committee of the Board of Directors (the Committee), which is composed entirely of independent directors, is responsible to the Board of Directors and our shareholders for the oversight and administration of executive compensation at Corning. The Committee approves the principles guiding the Company’s compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for officers) and reports its actions to the Board of Directors for review and, as necessary, approval. The Committee is responsible for interpreting Corning’s executive compensation plans and programs. In the event of any questions or disputes, the Committee may use its judgment and/or discretion to make final administrative decisions regarding these plans and programs. It is our practice that all compensation decisions affecting a corporate officer must be reviewed and approved by the Committee. Additional details regarding the role and responsibilities of the Committee are defined in the Committee Charter, located in the Corporate Governance section of the Company’s website.

The Committee has reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2019.

The Compensation Committee:

Deborah D. Rieman, Chair
Leslie A. Brun
Richard T. Clark
Kurt M. Landgraf
Hansel E. Tookes II

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Compensation Discussion & Analysis

2019 Compensation Tables

2019 Summary Compensation Table

This table describes the total compensation paid to our NEOs for fiscal years 2019, 2018 and 2017, as required. The components of the total compensation are described in the footnotes below and in more detail in the tables and narratives that follow. For information on the role of each component of compensation, see the description under “Compensation Discussion and Analysis.”

Our 2019 financial performance fell well short of our targets. As a result, 2019 compensation was significantly lower than 2018 compensation. CEO pay (i.e., base plus incentives) was down 35.9% year-over-year and NEO pay was down 32.4%, excluding employee benefits and perquisites and the change in pension value, which increased due to declining discount rates.

(a)	(b)	(c)	(d)(1)	(e)(2)	(f)(3)	(g)(4)	(h)(5)	(i)
Named Executive Officer	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wendell P. Weeks Chairman, Chief Executive Officer and President	2019	$1,457,604	$2,437,491	$1,262,629	$3,963,645	$4,527,898	$634,387	$14,283,654
	2018	1,412,769	2,250,004	1,068,905	9,496,910	214,550	477,933	14,921,071
	2017	1,370,971	2,062,503	1,154,705	9,240,173	2,680,783	359,440	16,868,575
R. Tony Tripeny Executive Vice President and Chief Financial Officer	2019	700,769	587,494	304,322	960,485	1,856,908	134,966	4,544,944
	2018	643,269	531,248	252,380	2,128,343	784,470	137,172	4,476,882
	2017	553,269	475,011	265,933	1,796,340	858,254	111,412	4,060,219
James P. Clappin Executive Vice President, Corning Glass Technologies	2019	761,731	625,010	323,746	1,047,808	1,565,776	149,794	4,473,865
	2018	731,515	587,497	279,101	2,521,206	49,144	333,350	4,501,813
	2017	703,600	524,988	293,929	2,401,287	674,260	157,335	4,755,399
Lawrence D. McRae Vice Chairman and Corporate Development Officer	2019	812,500	637,492	330,221	1,104,186	1,842,624	77,664	4,804,687
	2018	780,113	600,012	285,043	2,720,709	58,395	68,687	4,512,959
	2017	750,173	562,491	314,921	2,610,289	893,805	78,304	5,209,983
David L. Morse Executive Vice President and Chief Technology Officer	2019	710,962	600,011	310,797	1,013,326	1,750,354	163,088	4,548,538
	2018	677,465	562,494	267,225	2,444,561	444,224	149,850	4,545,819
	2017	646,683	524,988	293,929	2,321,182	1,154,083	115,809	5,056,674

(1)	The amounts in the Stock Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units and restricted stock awards granted pursuant to the long-term incentive plan. Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2020. This same method was used for the fiscal years ended December 31, 2018 and 2017. There can be no assurance that the grant date fair value amounts will ever be realized.

(2)	The amounts in the Option Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock option awards granted pursuant to the long-term incentive plan. Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2020. The grant date fair value amounts may never be realized.

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Compensation Discussion & Analysis

(3)	The amounts in the Non-Equity Incentive Plan Compensation column reflect the sum of annual short-term incentive payments and earned cash performance units. All of the annual cash bonuses paid to the NEOs are performance-based. Cash bonuses are paid annually through two plans: (i) GoalSharing; and (ii) the Performance Incentive Plan (PIP). Awards earned under the 2019 GoalSharing plan were 4.37% of each NEO’s year-end base salary and paid in February 2020. Awards earned under the 2019 PIP were based on actual corporate performance compared to the Core EPS and Core Net Sales goals established for the plans in February 2019. Based on actual performance, each of the NEOs earned PIP awards equal to 24% of their annual target bonus opportunities (established as a percentage of year-end base salary). Cash awards earned under the PIP for 2019 will be paid in March 2020.

Named Executive Officer	Year End Base Salary	2019 PIP Target %	Actual 2019 PIP Performance Results (% Tgt.)	(A) 2019 PIP $ Award	Actual 2019 GoalSharing Performance %	(B) 2019 GoalSharing $ Award
Wendell P. Weeks	$1,481,800	150%	24%	$533,448	4.37%	$64,755
R. Tony Tripeny	712,400	80%	24%	136,781	4.37%	31,132
James P. Clappin	774,400	80%	24%	148,685	4.37%	33,841
Lawrence D. McRae	826,000	85%	24%	168,504	4.37%	36,096
David L. Morse	722,800	80%	24%	138,778	4.37%	31,586

In addition to the 2019 PIP and GoalSharing awards noted above, the amounts in column (f) also reflect the earned portions of CPU awards granted in 2019, 2018 and 2017 on the basis of 2019 performance against established measures. 2019 CPU award payouts will be made in 2022 based on actual corporate performance compared to the established performance goals averaged over three years (2019, 2020 and 2021) and subject to a ±10% ROIC modifier as described on page 51. 2018 and 2017 CPU award payouts are based on performance goals averaged over three years (2018, 2019 and 2020) and (2017, 2018 and 2019) respectively and are also subject to a ±10% ROIC modifier. Adjusted Operating Cash Flow, CapEx and Core Net Sales goals for 2020 and 2021 are yet to be established. While the final payout amounts for 2019 and 2018 CPU awards are unknown, the table below reflects the earned amount of 2019, 2018 and 2017 CPU awards which are reflected in the Non-Equity Plan Compensation column above, on the basis of 2019 performance metrics which excludes the portion of the 2019 award that remains unearned because ROIC performance against targets (2020-2021) is not yet known and the portion of the 2018 award that remains unearned because ROIC performance against target (2020) is not yet known. The 3-year ROIC modifier for the period 2017-2019 was -2.8%. The Summary Compensation Table includes an adjustment for 2017 CPUs as shown in the table below as a result of this modifier.

Named Executive Officer	2019 LTI Target	2019 CPU Target Award ($)	2019 CPU Performance Results %	(C) Prorated Earned 2019 CPU Award Based on 2019 Performance (Year One of Three) ($)*	2018 CPU Target Award ($)	(D) Prorated Earned 2018 CPU Award Based on 2019 Performance (Year Two of Three) ($)*	2017 CPU Target Award ($)	(E) Prorated Earned 2017 CPU Award Based on 2019 Performance (Year Three of Three)* ($)	(F) Prorated Earned 2017 CPU Award Based on 2017 - 2019 ROIC Modifier** ($)
Wendell P. Weeks	$9,750,000	$5,850,000	62%	$1,088,100	$5,400,000	$1,004,400	$4,950,000	$920,700	$352,242
R. Tony Tripeny	2,350,000	1,410,000	62%	262,260	1,275,000	237,150	1,140,000	212,040	81,122
James P. Clappin	2,500,000	1,500,000	62%	279,000	1,410,000	262,260	1,260,000	234,360	89,662
Lawrence D. McRae	2,550,000	1,530,000	62%	284,580	1,440,000	267,840	1,350,000	251,100	96,066
David L. Morse	2,400,000	1,440,000	62%	267,840	1,350,000	251,100	1,260,000	234,360	89,662

*	reduced by 10% as a result of the +/-10% ROIC modifier which is not known until the end of the 3-year performance period

**	2017 CPUs earned as a result of the ROIC modifier of -2.8% based on 2017-2019 ROIC performance against pre-established objectives

The amount disclosed in column (f) consists of the total (A) + (B) + (C) + (D) + (E) + (F) shown in this footnote (3).

(4)	The amounts in Change in Pension Value Column reflect the increase in the actuarial present value of the NEO’s benefits under all defined benefit pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Although column (g) is also used to report the amount of above market earnings on compensation that is deferred under the nonqualified deferred compensation plan, Corning does not have any above market earnings under its nonqualified deferred compensation plan, also referred to as the Supplemental Investment Plan. In 2019 the discount rate used to value the actuarial liability decreased approximately 98 basis points from 4.29% to 3.31%. Discount rate changes over the past several years have resulted in significant year-to-year fluctuations in the present value of pension benefits as shown below:

Named Executive Officer	2019 Present Value in Pension Benefits($)	2018 Present Value in Pension Benefits ($)	2017 Present Value in Pension Benefits ($)	2016 Present Value in Pension Benefits ($)
Wendell P. Weeks	$32,230,668	$27,702,770	$27,488,220	$24,807,437
R. Tony Tripeny	8,831,472	6,974,564	6,190,094	5,331,840
James P. Clappin	11,045,812	9,480,036	9,430,892	8,756,632
Lawrence D. McRae	12,277,918	10,435,294	10,376,899	9,483,094
David L. Morse	11,766,413	10,016,059	9,571,835	8,417,752
Valuation Discount Rate	3.31%	4.29%	3.60%	4.02%

62	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

(5)	The following table shows “All Other Compensation” amounts provided to the NEOs. Capped personal aircraft rights, financial counseling services and home security are the only perquisites offered to the NEOs. The value of the personal aircraft rights in the table below reflects the incremental cost of providing such perquisites and is calculated based on the average variable operating costs to the Company. Hourly rates are developed using variable operating costs that include fuel costs, mileage, maintenance, crew travel expense, catering and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilot salaries, hangar expense and general taxes and insurance are excluded.

Named Executive Officer	Year	Company Match on Qualified 401(k) Plan	Company Match on Supplemental Investment Plan	Value of Personal Aircraft Rights(i)	Value of Home Security Costs and Financial Counseling(ii)		Expatriate Benefits		Other(iii)	Total All Other Compensation
Wendell P. Weeks	2019	$15,907	$79,781	$279,448	$250,500	(iv)	$0		$8,751	$634,387
	2018	16,227	77,320	195,485	179,746	(iv)	0		9,155	477,933
	2017	14,603	75,028	94,117	165,921	(iv)	0		9,771	359,440
R. Tony Tripeny	2019	5,000	52,621	3,961	61,039		0		12,345	134,966
	2018	4,900	54,092	17,758	47,219		0		13,203	137,172
	2017	4,800	30,685	14,138	50,859		0		10,930	111,412
James P. Clappin	2019	17,153	38,131	56,279	23,720		1,929	(v)	12,582	149,794
	2018	16,810	89,499	53,820	18,680		132,122	(v)	22,419	333,350
	2017	7,410	65,894	49,039	23,461		0		11,531	157,335
Lawrence D. McRae	2019	17,290	0	57,109	2,920		0		345	77,664
	2018	16,981	0	47,673	3,620		0		413	68,687
	2017	16,673	0	58,055	3,231		0		345	78,304
David L. Morse	2019	15,438	74,806	28,549	36,450		0		7,845	163,088
	2018	15,129	82,896	29,369	10,708		0		11,748	149,850
	2017	14,820	52,554	24,588	12,052		0		11,795	115,809

(i)	Amounts shown above reflect aircraft usage over 2019. Messrs. Weeks’ and McRae’s use of Corning aircraft for travel to external board meetings is also included.

(ii)	NEOs may use their executive allowance for residential security or financial counseling services.

(iii)	These amounts include costs attributable to executive physicals, including associated travel costs, an annual Board gift, and contributions made under the Corning Foundation Matching Gifts Program.

(iv)	This reflects Company-paid expenses relating to personal and residential security benefitting Mr. Weeks and, through association, his family. Mr. Weeks’ personal safety and security are of vital importance to the Company’s business and prospects, and the Board considers these costs to be appropriate. However, because these costs can be viewed as conveying a personal benefit to Mr. Weeks, they are reported as perquisites in this column.

(v)	This reflects expenses pursuant to our standard global mobility program in connection with Mr. Clappin’s assignment in Tokyo, Japan as President, Corning Glass Technologies. Mr. Clappin repatriated back to the U.S. in July 2016, but tax costs extend beyond the end of assignment because of LTI amounts earned during the assignment but which vest and are paid after the end of the assignment.

CORNING 2020 PROXY STATEMENT	63

Compensation Discussion & Analysis

2019 Grants of Plan Based Awards

				Estimated Future Payouts Under
				Non-Equity Incentive Plan Awards
(a)		(b)	(c)	(d)(1)	(e)(1)	(f)(1)	(g)	(h)	(i)	(j)	(k)
							All Other
							Stock	All Other
							Awards:	Option
							Number	Awards:	Exercise	Closing
							of	Number of	or Base	Market
							Shares	Securities	Price of	Price on	Grant Date Fair
Named			Date of				of Stock	Underlying	Option	Date of	Value of Stock
Executive		Grant	Committee	Threshold	Target	Maximum	or Units	Options	Awards	Grant	and Option
Officer	Award	Date	Action	($)	($)	($)	(#)	(#)	($/Sh)	($)	Awards
Wendell P. Weeks	Performance Incentive Plan	n/a		$0	$2,222,700	$4,445,400
	GoalSharing Plan	n/a		0	74,090	148,180
	Cash Performance Units	2/6/19	2/6/19	0	5,850,000	9,652,500
	Time-Based Restricted Stock Units	4/1/19	2/6/19				71,860			$33.92	$2,437,491	(2)
	Stock Options	4/1/19	2/6/19					143,721	$33.92	33.92	1,262,629	(3)
R. Tony Tripeny	Performance Incentive Plan	n/a		0	569,920	1,139,840
	GoalSharing Plan	n/a		0	35,620	71,240
	Cash Performance Units	2/6/19	2/6/19	0	1,410,000	2,326,500
	Time-Based Restricted Stock Units	4/1/19	2/6/19				17,320			33.92	587,494	(2)
	Stock Options	4/1/19	2/6/19					34,640	33.92	33.92	304,322	(3)
James P. Clappin	Performance Incentive Plan	n/a		0	619,520	1,239,040
	GoalSharing Plan	n/a		0	38,720	77,440
	Cash Performance Units	2/6/19	2/6/19	0	1,500,000	2,475,000
	Time-Based Restricted Stock Units	4/1/19	2/6/19				18,426			33.92	625,010	(2)
	Stock Options	4/1/19	2/6/19					36,851	33.92	33.92	323,746	(3)
Lawrence D. McRae	Performance Incentive Plan	n/a		0	702,100	1,404,200
	GoalSharing Plan	n/a		0	41,300	82,600
	Cash Performance Units	2/6/19	2/6/19	0	1,530,000	2,524,500
	Time-Based Restricted Stock Units	4/1/19	2/6/19				18,794			33.92	637,492	(2)
	Stock Options	4/1/19	2/6/19					37,588	33.92	33.92	330,221	(3)
David L. Morse	Performance Incentive Plan	n/a		0	578,240	1,156,480
	GoalSharing Plan	n/a		0	36,140	72,280
	Cash Performance Units	2/6/19	2/6/19	0	1,440,000	2,376,000
	Time-Based Restricted Stock Units	4/1/19	2/6/19				17,689			33.92	600,011	(2)
	Stock Options	4/1/19	2/6/19					35,377	33.92	33.92	310,797	(3)

(1)	The amounts shown in columns (d), (e) and (f) reflect the award amounts under (i) the Company’s 2019 Performance Incentive Plan (PIP) (ii) the 2019 GoalSharing Plan and (iii) the Cash Performance Units under the Corning 2019 Corporate Performance Plan. Awards under these plans are paid in cash. If the threshold level of performance is not met the payout will be 0%. If the performance target is met, the payout will be 100% of the target award. If the maximum level of performance is met for GoalSharing and PIP the payout will be 200% of the target award, and 165% for CPUs which represents the 150% performance metrics cap plus the maximum 10% ROIC modifier. PIP and GoalSharing awards are based on the individual’s 2019 bonus target and year-end base salary. Actual awards earned for CPUs are based on average performance against established metrics over three years (2019, 2020, 2021), adjusted up or down by up to 10% based on ROIC results versus the pre-established goal for the three-year period, and will be payable in February 2022.

(2)	These amounts reflect the total grant date fair value computed in accordance with FASB ASC Topic 718 of stock awards granted in calendar year 2019 pursuant to the Corning 2012 Long-Term Incentive Plan and correspond to the amounts set forth in the Stock Awards column of the 2019 Summary Compensation Table. Stock awards vest approximately 100% three years after grant date.

(3)	These amounts reflect the total grant date fair value computed in accordance with FASB ASC Topic 718 of stock options granted in calendar year 2019 pursuant to the Corning 2012 Long-Term Incentive Plan and correspond to the amounts set forth in column (e) for 2019 of the Summary Compensation Table. Stock options vest 100% three years after grant date.

64	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows stock option awards classified as exercisable and unexercisable as of December 31, 2019. The table also shows unvested restricted stock and restricted stock unit awards assuming a market value of $29.11 a share (the NYSE closing price of the Company’s stock on December 31, 2019).

Option Awards							Stock Awards
			Number of	Number of			Number of	Market Value of
			Securities Underlying	Securities Underlying	Option		Shares or Units	Shares or Units
Named			Unexercised Options	Unexercised Options	Exercise	Option	of Stock That	of Stock That
Executive	Grant	Vesting	Exercisable	Unexercisable	Price	Expiration	Have Not Vested	Have Not Vested
Officer	Date	Code(1)	(#)	(#)	($)	Date	(#)(2)	($)(3)
Wendell P.	03/31/14	A	42,027	0	20.82	03/31/24	224,548	$6,536,592
Weeks	04/30/14	A	41,846	0	20.91	04/30/24
	05/30/14	A	41,080	0	21.30	05/30/24
	03/31/15	A	44,092	0	22.68	03/31/25
	04/30/15	A	47,778	0	20.93	04/30/25
	05/29/15	A	47,801	0	20.92	05/29/25
	03/31/16	A	49,366	0	20.89	03/31/26
	04/29/16	A	55,236	0	18.67	04/29/26
	05/31/16	A	49,366	0	20.89	05/31/26
	03/31/17	A	0	137,514	27.00	03/31/27
	04/02/18	A	0	149,849	27.03	04/02/28
	04/01/19	A	0	143,721	33.92	04/01/29
	Total		418,592	431,084
R. Tony Tripeny	02/01/12	A	7,229	0	12.90	02/01/22	52,568	$1,530,254
	03/01/12	A	14,456	0	12.97	03/01/22
	03/28/13	A	16,075	0	13.33	03/28/23
	04/30/13	A	14,778	0	14.50	04/30/23
	05/31/13	A	13,942	0	15.37	05/31/23
	03/31/14	A	6,004	0	20.82	03/31/24
	04/30/14	A	5,978	0	20.91	04/30/24
	05/30/14	A	5,869	0	21.30	05/30/24
	03/31/15	A	5,787	0	22.68	03/31/25
	04/30/15	A	6,271	0	20.93	04/30/25
	05/29/15	A	6,274	0	20.92	05/29/25
	03/31/16	A	8,377	0	20.89	03/31/26
	04/29/16	A	9,373	0	18.67	04/29/26
	05/31/16	A	8,377	0	20.89	05/31/26
	03/31/17	A	0	31,670	27.00	03/31/27
	04/02/18	A	0	35,381	27.03	04/02/28
	04/01/19	A	0	34,640	33.92	04/01/29
	Total		128,790	101,691

CORNING 2020 PROXY STATEMENT	65

Compensation Discussion & Analysis

Option Awards							Stock Awards
			Number of	Number of			Number of	Market Value of
			Securities Underlying	Securities Underlying	Option		Shares or Units	Shares or Units
Named			Unexercised Options	Unexercised Options	Exercise	Option	of Stock That	of Stock That
Executive	Grant	Vesting	Exercisable	Unexercisable	Price	Expiration	Have Not Vested	Have Not Vested
Officer	Date	Code(1)	(#)	(#)	($)	Date	(#)(2)	($)(3)
James P.	03/31/15	A	11,574	0	22.68	03/31/25	57,451	$1,672,399
Clappin	04/30/15	A	12,542	0	20.93	04/30/25
	05/29/15	A	12,548	0	20.92	05/29/25
	03/31/16	A	12,566	0	20.89	03/31/26
	04/29/16	A	14,060	0	18.67	04/29/26
	05/31/16	A	12,566	0	20.89	05/31/26
	03/31/17	A	0	35,004	27.00	03/31/27
	04/02/18	A	0	39,127	27.03	04/02/28
	04/01/19	A	0	36,851	33.92	04/01/29
	Total		75,856	110,982
Lawrence D.	02/01/11	B	14,283	0	22.69	02/01/21	59,612	$1,735,305
McRae	03/01/11	B	14,711	0	22.03	03/01/21
	05/31/13	A	30,982	0	15.37	05/31/23
	03/31/14	A	12,008	0	20.82	03/31/24
	04/30/14	A	11,956	0	20.91	04/30/24
	05/30/14	A	11,737	0	21.30	05/30/24
	03/31/15	A	11,850	0	22.68	03/31/25
	04/30/15	A	12,840	0	20.93	04/30/25
	05/29/15	A	12,847	0	20.92	05/29/25
	03/31/16	A	13,463	0	20.89	03/31/26
	04/29/16	A	15,064	0	18.67	04/29/26
	05/31/16	A	13,463	0	20.89	05/31/26
	03/31/17	A	0	37,504	27.00	03/31/27
	04/02/18	A	0	39,960	27.03	04/02/28
	04/01/19	A	0	37,588	33.92	04/01/29
	Total		175,204	115,052
David L. Morse	03/31/16	A	12,566	0	20.89	03/31/26	55,794	$1,624,163
	04/29/16	A	14,060	0	18.67	04/29/26
	05/31/16	A	12,566	0	20.89	05/31/26
	03/31/17	A	0	35,004	27.00	03/31/27
	04/02/18	A	0	37,462	27.03	04/02/28
	04/01/19	A	0	35,377	33.92	04/01/29
	Total		39,192	107,843

(1)	The Company uses the following vesting codes:

A:	100% Vesting 3 years after grant date

B:	1/3 Vesting 1 year after grant date, 1/3 Vesting 2 years after grant date and 1/3 Vesting 3 years after grant date

(2)	Amounts include:

(i)	72,629; 16,587; 18,355; 19,701; and 18,328 restricted share units granted to Messrs. Weeks, Tripeny, Clappin, McRae and Dr. Morse, respectively, on March 31, 2017, which vest on April 15, 2020.

(ii)	80,059; 18,661; 20,670; 21,117; and 19,777 restricted share units granted to Messrs. Weeks, Tripeny, Clappin, McRae and Dr. Morse, respectively, on April 2, 2018, which vest on April 15, 2021.

(iii)	71,860; 17,320; 18,426; 18,794; and 17,689 restricted share units granted to Messrs. Weeks, Tripeny, Clappin, McRae and Dr. Morse, respectively, on April 1, 2019, which vest on April 15, 2022.

(3)	Year-end market price is based on the December 31, 2019 NYSE closing price of $29.11.

66	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Options Exercised and Shares Vested in 2019

The following table sets forth certain information regarding options exercised and restricted stock and restricted stock units that vested during 2019 for the NEOs.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)
Wendell P. Weeks	223,379	$4,209,813	97,092	$3,378,172
R. Tony Tripeny	0	0	16,751	580,571
James P. Clappin	0	0	24,790	861,248
Lawrence D. McRae	29,729	381,595	26,584	923,885
David L. Morse	72,365	949,106	24,758	860,292

Retirement Plans

Qualified Pension Plan

Corning maintains a qualified defined benefit pension plan to provide retirement income to Corning’s U.S.-based employees which was amended effective July 1, 2000, to include a cash balance component. All salaried and non-union hourly employees as of July 1, 2000, were given a choice to prospectively accrue benefits under the previously existing career average earnings formula or a cash balance formula, if so elected. Employees hired subsequent to July 1, 2000, earn benefits solely under the cash balance formula.

Benefits earned under the career average earnings formula are equal to 1.5% of plan compensation plus 0.5% of plan compensation on which employee contributions have been made. Under the career average earnings formula, participants may retire as early as age 55 with 5 years of service. Unreduced benefits are available when a participant attains the earlier of age 60 with 5 years of service or age 55 with 30 years of service. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Pension benefits earned under the career average earnings formula are distributed in the form of a lifetime annuity with six years of payments guaranteed.

Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits vary between 3% and 8% based on the participant’s age plus service at the end of the year. Interest credits are based on 10-year Treasury bond yields, subject to a minimum credit of 3.80%. Pension benefits under the cash balance formula may be distributed as either a lump sum of the participant’s hypothetical account balance or an actuarial equivalent life annuity.

Messrs. Weeks, Clappin, McRae and Dr. Morse are earning benefits under the career average earnings formula. Mr. Tripeny is earning benefits under the cash balance formula. All of the active NEOs are currently eligible to retire under the plan.

Supplemental Pension Plan and Executive Supplemental Pension Plan

Since 1986, Corning has maintained non-qualified pension plans to attract and retain its executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified plans. The benefits provided under the Supplemental Pension Plan (SPP) are equal to the difference between the benefits provided under the Corning Incorporated Pension Plan and benefits that would have been provided thereunder if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the Code).

CORNING 2020 PROXY STATEMENT	67

Compensation Discussion & Analysis

Each NEO participates in the Corning Incorporated Executive Supplemental Pension Plan (ESPP). Participants in the ESPP receive no benefits from the SPP, other than earned SPP benefits under the cash balance formula prior to their participation in the ESPP, if any. Executives fully vest in their ESPP benefit upon attainment of age 50 with 10 years of service. All NEOs are fully vested in the ESPP.

Under the ESPP, participants earn benefits based on the highest 60 consecutive months of average plan compensation over the last 120 months immediately preceding the date of termination of employment.

A change in the benefits provided under the ESPP formula was approved in December 2006. Following the change, gross benefits determined under this plan are equal to one of two benefit formulas:

Formula A: 2.0% of average plan compensation multiplied by years of service up to 25 years.

Formula B: 1.5% of average plan compensation multiplied by years of service.

Benefits are determined under Formula A for all NEOs except for Dr. Morse, whose benefits are determined under Formula B.

Benefits earned under the Corning Incorporated Pension Plan and the cash balance formula of the SPP prior to ESPP participation, if any, will offset benefits earned under the ESPP.

Participants may retire as early as age 55 with 10 years of service. Unreduced benefits under Formulas A and B are available when a participant attains the earlier of age 60 with 10 years of service or age 55 with 25 years of service, provided their accrued benefit is less than four-times-the-annual-compensation limitation under Section 401(a)(17) of the Code ($1,120,000 in 2019). Participants with accrued benefits in excess of four times the annual compensation limitation under Section 401(a)(17) of the Code must be age 57 with 25 years of service to receive an unreduced benefit under the ESPP. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Benefit reductions of 1% per year by which retirement precedes age 57 apply if the four-times-annual-compensation-limit rule noted above is in effect for the participant.

Benefits earned under the ESPP are distributed in the form of a lifetime annuity, with six years of payments guaranteed except for benefits earned under the cash balance formula of the SPP prior to becoming a participant in the ESPP, which is distributed as a lump sum of the participant’s credited balance.

All NEOs are currently eligible to retire under the ESPP.

Pension Benefits

The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the qualified pension plan and the ESPP. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. For example, an executive under the ESPP formula who is age 50 with 20 years

68	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

of service would be assumed to retire at age 55 due to eligibility of unreduced benefits at 25 years of service or age 57, if the four times annual compensation limit rule noted previously applies. No termination, disability or death was assumed to occur prior to retirement. Otherwise, the assumptions used are described in Note 12 to our Financial Statements for the year ended December 31, 2019, of our Annual Report on Form 10-K filed with the SEC on February 18, 2019.

		Number of Years		Present Value of	Payments During
		Credited Service		Accumulated Benefit	Last Fiscal Year
Named Executive Officer	Plan Name	(#)		($)	($)
Wendell P. Weeks	Qualified Pension Plan	37		$2,255,969	$0
	ESPP	25	(1)	29,974,699	0
R. Tony Tripeny	Qualified Pension Plan	34		414,868	0
	ESPP	25	(1)	8,416,604	0
James P. Clappin	Qualified Pension Plan	40		1,680,926	0
	ESPP	25	(1)	9,364,886	0
Lawrence D. McRae	Qualified Pension Plan	34		1,901,119	0
	ESPP	25	(1)	10,376,799	0
David L. Morse	Qualified Pension Plan	44		1,979,882	0
	ESPP	44	(2)	9,786,531	0

(1)	Under Formula A, years of service are capped at 25 years, in determining benefits under the ESPP.

(2)	Under Formula B, years of service are not capped.

The compensation considered for purposes of determining benefits under the qualified pension plan and the ESPP for the NEOs is the “Salary” plus the GoalSharing and PIP cash bonuses set forth in the Summary Compensation Table. Bonuses are included as compensation in the calendar year paid. Long-term cash or equity incentives are not (and have never been) considered as eligible earnings for determining retirement benefits under these plans. For the 2019 calendar year, the NEOs eligible earnings and final average compensation were as follows:

	As of December 31, 2019
	Eligible Pension	Final Average
Named Executive Officer	Earnings	Earnings
Wendell P. Weeks	$4,262,128	$3,800,265
R. Tony Tripeny	1,440,518	1,054,345
James P. Clappin	1,565,806	1,377,970
Lawrence D. McRae	1,720,580	1,486,864
David L. Morse	1,461,432	1,262,559

Non-qualified Deferred Compensation

The table below shows the contributions, earnings and account balances for the NEOs in the Supplemental Investment Plan. Pursuant to the Company’s Supplemental Investment Plan, the NEOs may choose to defer up to 75% of annual base salary and up to 75% of GoalSharing and PIP cash bonuses. The participant chooses from the same funds available under our Company Investment Plan (401(k)) in which to “invest” the deferred amounts. No cash is actually invested in the unfunded accounts under the Supplemental Investment Plan. Deferred amounts incur gains and losses based on the performance of the individual participant’s investment fund selections. Participants may change their elections among these fund options. Corning does not have any above market earnings under its Supplemental Investment Plan. All of our current NEOs have more than three years of service with the Company, so all of the Company’s matching contributions are fully vested. Participants cannot withdraw any amounts from their deferred compensation balances until retirement from the Company at or after age 55 with 5 years of service. Participants may elect to receive distributions as a lump sum payment or two to five annual installments. If an NEO leaves the Company prior to retirement, the account balance is distributed in a lump sum six months following the executive’s departure.

CORNING 2020 PROXY STATEMENT	69

Compensation Discussion & Analysis

No NEO withdrawals or distributions were made in 2019.

Named Executive Officer	Aggregate Balance at January 1, 2019 ($)	Executive Contributions in 2019 ($)(1)	Company Contributions in 2019 ($)(2)	Aggregate Earnings in 2019 ($)(3)	Aggregate Withdrawals/ Distributions in 2019 ($)	Aggregate Balance as of December 31, 2019 ($)
Wendell P. Weeks	$6,178,692	$77,520	$79,781	$1,061,957	$0	$7,397,951
R. Tony Tripeny	2,642,003	263,103	52,621	632,745	0	3,590,472
James P. Clappin	5,158,940	30,875	38,131	903,422	0	6,131,368
Lawrence D. McRae	0	0	0	—	0	0
David L. Morse	1,337,917	60,571	74,806	30,605	0	1,503,899

(1)	Reflects participation in the Supplemental Investment Plan by Messrs. Weeks, Tripeny, Clappin, and Dr. Morse in the deferral of a portion of their 2019 base salaries and participation by Messrs. Tripeny and Dr. Morse in the deferral of a portion of the bonus received in 2019 for prior year performance. The Named Executive Officers’ contributions are included in the Summary Compensation Table, as a part of Salary and/or Non-Equity Incentive Plan Compensation.

(2)	Reflects Company match on the Supplemental Investment Plan which was credited to the account of the Named Executive Officers in 2019. All of these amounts are included in the All Other Compensation column of the Summary Compensation Table (and are also detailed in footnote (5) to that Table).

(3)	Reflects aggregate earnings on each type of deferred compensation listed above. The earnings on deferred base salary and bonus payments are calculated based on the actual returns from the same fund choices that Company employees have in the qualified 401(k) plan. Currently, employees have 14 fund choices that they may select from. As nonqualified plans, these plans are unfunded which means that no actual dollars are invested in these funds. The Company does not provide any above market interest rates or other special terms for any deferred amounts. These amounts are not included in the Change in Pension Value column of the Summary Compensation Table.

Arrangements with Named Executive Officers

Severance Agreements

We have entered into severance agreements with each of our NEOs. All new executive severance agreements and executive change-in-control agreements entered into after July 2004, limit the benefits that may be provided to an executive to 2.99 times the executive’s annual compensation of base salary plus target incentive payments. Messrs. Weeks, Clappin, McRae and Dr. Morse have agreements which were in effect prior to July 2004. Mr. Tripeny has a severance agreement dated as of January 1, 2015.

Severance Agreements—Mr. Weeks

Under Mr. Weeks’ severance agreement, if he is terminated involuntarily, and without cause, or as a result of disability, he is entitled to the following:

•	Base salary, reimbursable expenses and annual bonus accrued and owing as of the date of termination (lump sum payment);

•	A severance amount equal to 2.99 times his then-base salary plus an annual bonus amount (calculated at 100% of target that would have been paid for the fiscal year in which the termination occurs) (lump sum payment);

•	Continued participation in the Company’s benefit plans for up to three years; and

•	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request.

If however, Mr. Weeks is terminated for cause or he resigns, he would (1) be entitled to accrued, but unpaid salary (lump sum payment) and any reimbursable expenses accrued or owing to him and, if terminated for cause, (2) forfeit any outstanding stock awards.

70	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

Severance Agreements—Other Named Executive Officers

Under the severance agreements, an NEO is entitled to severance payments if he is terminated involuntarily other than for cause.

Generally, under the severance agreements, an NEO (other than Mr. Weeks) is entitled to receive the following:

•	Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•	A severance amount equal to two times the executive’s then-base salary plus an annual bonus amount (an amount equal to executive’s salary multiplied by the executive’s target percentage in effect on the termination date under the Company’s Performance Incentive Plan and 5% target under the GoalSharing Plan) (lump sum payment);

•	Continued medical, dental and hospitalization benefits for 24 months;

•	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request; and

•	Outplacement benefits up to a maximum amount of $50,000.

The following table reflects the amounts that would be payable under the various arrangements assuming termination occurred at December 31, 2019.

TERMINATION SCENARIOS (INCLUDING SEVERANCE, IF ELIGIBLE)

Named Executive Officer		Voluntary(1)	For Cause	Death	Disability(1)	Without Cause
Wendell P. Weeks	Severance Amount	n/a	n/a	n/a	n/a	$11,297,984
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	$53,019	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	n/a
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	$250,000 to $1,000,000	(3)
	Pension—Non-Qualified Annuity	$1,768,825	$0	$1,768,825	$1,768,825	$1,768,825
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Annuity	$132,664	$132,664	$66,332	$132,664	$132,664
R. Tony Tripeny	Severance Amount	n/a	n/a	n/a	n/a	2,493,400
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	53,548	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	50,000 to 250,000	(3)
	Pension—Non-Qualified Annuity	500,415	0	383,698	500,415	500,415
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Lump Sum	403,031	403,031	403,031	403,031	403,031
James P. Clappin	Severance Amount	n/a	n/a	n/a	n/a	2,865,280
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	29,624	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	0	(3)
	Pension—Non-Qualified Annuity	585,038	0	440,194	585,038	585,038
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Annuity	104,669	104,669	52,334	104,669	104,669
Lawrence D. McRae	Severance Amount	n/a	n/a	n/a	n/a	3,138,800
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	53,548	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	50,000 to 250,000	(3)
	Pension—Non-Qualified Annuity	627,755	0	498,655	627,755	627,755
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Annuity	114,622	114,622	57,311	114,622	114,622
David L. Morse	Severance Amount	n/a	n/a	n/a	n/a	2,674,360
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	35,346	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	250,000 to 1,000,000	(3)
	Pension—Non-Qualified Annuity	687,575	0	499,923	687,575	725,495
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Annuity	138,705	138,705	69,353	138,705	138,705

CORNING 2020 PROXY STATEMENT	71

Compensation Discussion & Analysis

(1)	Nonqualified plan benefits shown for all NEOs are payable from the Executive Supplemental Pension Plan. The timing and form of the benefits payable in the table above for a voluntary termination are as follows: Messrs. Weeks, Tripeny, McRae and Clappin’s Executive Supplemental Pension Plan benefits are payable as an immediate life annuity. Dr. Morse’s benefit is payable as an immediate life annuity with six years guaranteed.

(2)	The value of welfare benefits continuation is estimated at $17,673 per year for three years for Mr. Weeks and two years for Dr. Morse. Benefits continuation for Messrs. Tripeny and McRae is $26,774 per year for two years. Mr. Clappin’s benefits continuation is $14,812 per year for two years.

(3)	Under the terms of the severance agreements, the NEOs may also request that Corning purchase their principal residence in the Corning, New York area. Corning is unable to accurately and precisely estimate the value that may be delivered under this provision as it requires an independent appraisal of the executive’s residence as well as, for Mr. Weeks and Dr. Morse, a calculation of the executive’s purchase price of the residence plus a percentage of documented improvements made to the property. These values are not maintained by Corning in its normal course of business. They are required only if an executive is terminated. Such purchase must be finalized in the calendar year following the year in which the executive’s termination occurred (subject to a six-month waiting period). Mr. Clappin does not currently have a principal residence in the Corning, New York area.

Change-in-Control Agreements

We have entered into change-in-control agreements with each of the NEOs. These agreements are intended to provide for continuity of management if there is a change in control of the Company. These agreements will be effective until the executive leaves the employ of Corning or until the executive ceases to be an officer of Corning.

If during the term of the agreement a change in control occurs, the restrictions on all restricted stock and restricted stock units held by the NEO lapse, and any stock options vest and become immediately exercisable.

The NEOs are also entitled to severance and other benefits upon certain terminations of employment following or in connection with a change in control.

•	For Mr. Weeks, benefits are payable if he (i) is terminated without cause or resigns for “good reason”, each during a “potential change in control period” or (ii) resigns or is terminated for any reason or within four years following a change in control.

•	For the NEOs (other than Mr. Weeks), benefits are payable if their employment is terminated (other than for cause, by reason of death or disability, or by the executive for any reason) during a potential change in control period, or within two years following a change in control.

The benefits payable are as follows:

•	Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•	A severance amount equal to 2.99 times (for Mr. Weeks) and two times (for Messrs. McRae, Clappin, Tripeny and Dr. Morse) the NEO’s then-current base salary plus an annual bonus amount (lump sum payment);

•	Continued participation in the Company’s benefit plans for 3 years;

•	Upon request, purchase of the NEO’s principal residence in the Corning, NY area; and

•	Outplacement benefits (equal to 20% of base salary) (excluding Mr. Weeks).

If the employment of an NEO (other than Mr. Weeks) is terminated for cause or he resigns for other than good reason, or the NEO’s employment terminates by reason of death or disability, the NEO is entitled to accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment). In addition, each NEO except Mr. Tripeny is generally entitled to receive a gross-up payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments imposed under Section 280G and 4999 of the IRC. However, if the federal excise tax can be avoided by reducing the related payments by a present value of $45,000 or less, then the payment will be reduced to the extent necessary to avoid the excise tax and no gross-up payment will be made to the NEO.

72	CORNING 2020 PROXY STATEMENT

Compensation Discussion & Analysis

The following table reflects the amounts that would be payable under the various arrangements assuming that a change in control occurred on December 31, 2019

	Cash-based					Long-Term Incentives(1)
Named Executive Officer	Cash Severance ($)	Interrupted Perf. Cycles ($)	ESPP ($)	Misc. Benefits ($)	Excise Tax Gross Up ($)	Interrupted CPU Perf. Cycles ($)	Share-based Awards ($)	Total Benefits ($)
Wendell P. Weeks	12,582,984	0	28,288,975	103,019	0	10,329,000	7,138,433	58,442,411
R. Tony Tripeny	2,493,400	0	7,949,509	103,548	0	2,333,400	1,670,671	14,550,528
James P. Clappin	2,865,280	0	8,892,534	79,624	0	2,673,000	1,827,641	16,338,079
Lawrence D. McRae	3,138,800	0	9,818,878	103,548	0	2,728,200	1,897,556	17,686,982
David L. Morse	2,674,360	0	10,715,934	85,346	0	2,475,600	1,775,943	17,727,183

(1)	Long-term incentives includes a combination of equity (stock options, and restricted stock units) and cash (cash performance units) which vest upon a change of control.

In addition to the above, the NEOs may also request that Corning purchase their principal residence. Corning is unable to accurately and precisely estimate the value as it requires an independent appraisal of the executive’s residence and, for all, a calculation of the executive’s purchase price of such residence and any documented improvements made to the property. This is data that Corning does not maintain in its normal course of business. See footnote (3) to the “Termination Scenarios” on page 71.

Pay Ratio Disclosure

For 2019, our last completed fiscal year, the annual total compensation of the median employee, excluding our CEO, was $49,121 and the annual total compensation of our CEO was $14,283,654. Accordingly, the ratio of the CEO’s annual total compensation to the annual total compensation of the median employee was 291:1.

This reflects analysis of our global workforce of 50,155 employees as of October 1, 2019, which excludes 741 employees in Brazil, 94 employees in Hungary, 349 employees in India, 2 employees in Indonesia, 3 employees in Pakistan, 155 employees in South Africa, 77 employees in Turkey and 60 employees in Russia, which are de minimis. We used estimated total cash compensation to determine the median employee. Our estimate of total cash compensation for our full 2019 fiscal year included (i) annual base salary plus annual incentives calculated at target for salaried employees and (ii) hourly salary rate times annual standard hours plus additional adjustments for shift differentials, estimated overtime rates, production bonuses, holiday bonuses, fixed bonuses and other cash allowances paid to hourly employees.

Our estimates were based on an analysis of the pay components and payrolls in each of the 37 countries in which we operate, excluding Brazil, Hungary, India, Indonesia, Pakistan, Russia, South Africa and Turkey. Total cash compensation rates of employees paid in foreign currencies were converted into U.S. dollars using our standard monthly foreign exchange conversion rates in effect on October 1, 2019 for the determination of the median and December 31, 2019 for the year-end actual total compensation. Once the median employee was identified, actual total compensation was determined in accordance with Item 402(c)(2)(x) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CORNING 2020 PROXY STATEMENT	73

Proposal 3
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee (the Committee) evaluates our independent registered public accounting firm each year and has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2020. PwC has served in this role since 1944. The Committee concluded that many factors contribute to the continued support of PwC’s independence, such as the oversight of the Public Company Accounting Oversight Board (PCAOB) through the establishment of audit, quality, ethics, and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; PCAOB requirements for audit partner rotation; and limitations imposed by regulation and by the Committee on non-audit services provided by PwC. The Committee preapproves all audit and permitted non-audit services that PwC performs for the Company, and it approves the audit fees associated with the engagement of PwC. All services provided to Corning by PwC in 2018 and 2019 were pre-approved by the Committee in accordance with the policy.

The Committee and the PCAOB require key PwC partners assigned to our audit to be rotated at least every five years. The Committee and its Chair oversee the selection process for each new lead engagement partner. Throughout this process, the Committee and management provide input to PwC about the Company’s priorities, discuss candidate qualifications and interview potential candidates put forth by the firm.

In determining whether to reappoint PwC, the Committee took into consideration a number of factors, including:

•	PwC’s global capabilities to handle the breadth and complexity of Corning’s global operations;

•	PwC’s technical expertise and knowledge of Corning’s industry and global operations;

•	The quality and candor of PwC’s communications with the Committee and management, which include routine executive sessions with the Committee held without management present and a management survey of PwC’s performance;

•	PwC’s independence;

•	The appropriateness of PwC’s fees; and

•	PwC’s tenure as our independent registered public accounting firm, including the benefits of that tenure (including higher audit quality due to PwC’s deep understanding of Corning’s business and accounting policies and practices), the avoidance of significant costs and disruptions that would be associated with retaining a new independent auditor, and the controls and processes in place such as rotation of key partners and an annual assessment of PwC’s qualifications, service quality, sufficiency of resources, quality of communications, working relationship with our management, objectivity and professional skepticism that help ensure PwC’s continued independence.

74	CORNING 2020 PROXY STATEMENT

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Based on its evaluation, the Committee believes that the continued retention of PwC is in the best interests of the Company and its shareholders. The Board concurs and requests that the shareholders ratify the appointment of PwC as Corning’s independent registered public accounting firm for the fiscal year ending December 31, 2020. If the selection of PwC is not ratified by a majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Committee in its discretion may appoint a different registered public accounting firm at any time during the year if the Committee determines that such change would be appropriate.

Corning expects representatives of PwC to be present at the Annual Meeting and available to respond to questions that may be raised there. These representatives may comment on the financial statements if they so desire.

FOR	Our Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by PwC in 2018 and 2019:

	2018	2019
Audit Fees	$9,572,000	$9,479,000
Audit-Related Fees	357,000	73,000
Tax Fees	326,000	408,000
All Other Fees	58,000	13,000
Total Fees	$10,313,000	$9,973,000

Audit Fees. These fees are composed of professional services rendered in connection with the annual audit of Corning’s consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting, and reviews of Corning’s quarterly consolidated financial statements on Form 10-Q that are customary under the PCAOB auditing standards. Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries, comfort letters, consents for other SEC filings and reviews of documents filed with the SEC.

Audit-Related Fees. These fees are composed of professional services rendered in connection with procedures to translate certain financial statements for foreign subsidiaries, employee benefit plan audits, agreed-upon procedures and the evaluation of new accounting policies.

Tax Fees. These fees are composed of statutory tax compliance, assistance for Corning’s foreign jurisdiction subsidiaries’ tax returns, expatriate tax return compliance and other tax compliance projects.

All Other Fees. These fees are composed primarily of an information technology security assessment and licensing technical accounting software from the independent registered public accounting firm.

CORNING 2020 PROXY STATEMENT	75

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent registered public accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services and other major types of services. The Audit Committee chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved, but for which the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm is required to provide supporting documentation detailing said service and confirm that the provision of such services does not impair its independence. The Audit Committee regularly reviews reports detailing services provided to Corning by its independent registered public accounting firm.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship with Corning that may interfere with the members’ independence from Corning and its management.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent registered public accounting firm and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent registered public accounting firm the process used for certifications by Corning’s chief executive officer and chief financial officer that are required for certain of Corning’s filings with the SEC. The Audit Committee met privately with both the independent registered public accounting firm and the internal auditors, both of whom have unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management is responsible for: the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2019, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation, and it provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, internal audit and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed: the report of management contained in Corning’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC; as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2019 related to its audits of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting.

76	CORNING 2020 PROXY STATEMENT

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has discussed with the independent registered public accounting firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent registered public accounting firm to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit Committee:

Kurt M. Landgraf, Chair

Donald W. Blair

Leslie A. Brun

Stephanie A. Burns

CORNING 2020 PROXY STATEMENT	77

Frequently Asked
Questions About the
Meeting and Voting

Why Did You Send Me This Proxy Statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote. This proxy statement and the accompanying proxy card are first being distributed or made available to shareholders on or about March 20, 2020.

When and Where is the Annual Meeting?

The Annual Meeting will be held on Thursday, April 30, 2020, at 11 a.m. Eastern Time, at The Corning Museum of Glass, One Museum Way, Corning, New York 14830. We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described in the proxy) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our Investor Relations website (investor.corning.com), and we encourage you to check this website prior to the meeting if you plan to attend.

Who May Attend the Annual Meeting?

The Annual Meeting is open to holders of our common shares who held such shares as of the meeting’s record date, March 2, 2020. To attend the meeting, you will need to register upon arrival. We may check for your name on our shareholders’ list and ask you to produce valid photo ID and evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you will not be admitted to the meeting. Please monitor our Investor Relations website investor.corning.com in case these attendance requirements are changed as a result of public health and safety measures related to the coronavirus (COVID-19) situation.

What Am I Voting On?

The following matters are scheduled for vote at the Annual Meeting:

•	Election of 13 directors for a one-year term;

•	Advisory approval of the Company’s executive compensation (Say on Pay);

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	Any other business or action which may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How Do You Recommend That I Vote on These Items?

The Board of Directors recommends that you vote your shares:

•	FOR all 13 director nominees (Proposal 1);

•	FOR the advisory approval of the compensation of the Company’s NEOs, as such information is disclosed in the Compensation Discussion & Analysis, the compensation tables and the accompanying disclosure (Say on Pay) (Proposal 2); and

•	FOR ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

78	CORNING 2020 PROXY STATEMENT

Frequently Asked Questions About the Meeting and Voting

Who is Entitled to Vote?

You may vote if you owned our common shares as of the close of business on March 2, 2020, the record date for the Annual Meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on March 2, 2020, we had 762,620,093 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before the Annual Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

•	By Internet at www.proxyvote.com;

•	By telephone (from the United States and Canada only) at 1-(800)-690-6903; and

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided (see instructions on proxy card).

Please refer to the proxy card for further instructions on voting by Internet or telephone.

Please use only one of the three ways to vote.

If you hold shares in the account of or name of a broker, your ability to vote those shares by Internet and telephone depends on the voting procedures used by your broker, as explained below under “How Do I Vote If My Broker Holds My Shares In “Street Name”?”

May I Vote My Shares in Person At the Annual Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

•	voting again by Internet or telephone prior to the meeting; or

•	voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

CORNING 2020 PROXY STATEMENT	79

Frequently Asked Questions About the Meeting and Voting

What Shares Are Included on My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, telephone or mail, as described on the enclosed proxy card. Your proxy card does not include any shares held in a brokerage account in the name of your bank or broker (such shares are said to be held in “street name”).

How Do I Vote if I Participate in the Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the Company’s 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote if My Broker Holds My Shares in “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

Will My Shares Held in Street Name be Voted if I Do Not Provide My Proxy?

Under the New York Stock Exchange rules, if you own shares in “street name” through a broker and do not vote, your broker may not vote your shares on proposals determined to be “non-routine.” In such cases, the absence of voting instructions results in a “broker non-vote.” Broker non-voted shares count toward achieving a quorum requirement for the Annual Meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is the only matter in this proxy statement considered to be a routine matter for which brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished. Since Proposals 1 and 2 are non-routine matters, broker non-voted shares will not count as votes cast to affect the determination of whether those proposals are approved or rejected. Therefore, it is important that you provide voting instructions to your broker.

What if I Return My Proxy Card or Vote by Internet or Telephone but Do Not Specify How I Want to Vote?

If you sign and return your proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR all 13 director nominees (Proposal 1);

•	FOR the advisory approval of the Company’s executive compensation, as such information is disclosed in the Compensation Discussion & Analysis, the compensation tables and the accompanying disclosure (Say on Pay) (Proposal 2); and

•	FOR ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

80	CORNING 2020 PROXY STATEMENT

Frequently Asked Questions About the Meeting and Voting

What Does it Mean if I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. If you are registered holder, you may contact our transfer agent, Computershare Trust Company, N.A., at 1-(800)-255-0461.

May Shareholders Ask Questions at the Annual Meeting?

Yes. Our representatives will answer your questions of general interest to shareholders at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, or those of a personal nature.

How Many Shares Must be Present to Hold the Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of March 2, 2020, the record date for the meeting, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

What is the Vote Required for Each Proposal?

	Affirmative Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of 13 director nominees	Majority of votes cast at the meeting in person or by proxy	No
Proposal 2: Advisory approval of the Company’s executive compensation (Say on Pay)	Majority of votes cast at the meeting in person or by proxy	No
Proposal 3: Ratification of the appointment of independent registered public accounting firm for fiscal year 2020	Majority of votes cast at the meeting in person or by proxy	Yes

With respect to Proposals 1, 2, and 3 you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on any of these Proposals, the abstention will not constitute a vote cast.

How Will Voting on “Any Other Business” be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays for the Solicitation of Proxies?

Our Board of Directors is making this solicitation of proxies on behalf of the Company. The Company will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Innisfree M&A Incorporated to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Innisfree a fee of $25,000 plus expenses for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so that you may vote your shares. Our directors, officers and regular employees may supplement Innisfree’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

CORNING 2020 PROXY STATEMENT	81

Frequently Asked Questions About the Meeting and Voting

How Can I Find the Voting Results of the Annual Meeting?

Following the conclusion of the Annual Meeting, we will include the voting results in a Form 8-K, which we expect to file with the Securities and Exchange Commission (the “SEC”) on or before May 4, 2020.

How Do I Submit a Shareholder Proposal For, or Nominate a Director For Election at, Next Year’s Annual Meeting?

Proposals for Inclusion in Next Year’s Proxy Statement

SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in SEC Rule 14a-8.

When to send these proposals: Any shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 20, 2020.

Where to send these proposals: Proposals should be addressed to Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

What to include: Proposals must conform to and include the information required by SEC Rule 14a-8.

Director Nominees for Inclusion in Next Year’s Proxy Statement

Our by-laws permit a group of shareholders (up to 20) who have owned at least 3% of Corning’s common stock for at least 3 years to submit director nominees for the greater of two directors or 20% of our Board. These director nominees will be included in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our by-laws.

When to send these notices of director nominees: Notices of director nominees submitted under these by-law provisions must be received no earlier than October 21, 2020 and no later than November 20, 2020.

Where to send these notices of director nominees: Notices should be addressed to Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

What to include: Notices must include the information required by our by-laws, which are available on Corning’s website.

Other Proposals or Nominees for Presentation at Next Year’s Annual Meeting

Our by-laws require that any shareholder proposal, including director nominations, that is not submitted for inclusion in next year’s proxy statement (either under SEC Rule 14a-8 or our proxy access by-laws), but is instead sought to be presented directly at the 2021 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.

When to send these proposals: Shareholder proposals, including director nominations, submitted under these by-law provisions must be received no earlier than January 1, 2021 and no later than January 31, 2021.

Where to send these proposals: Proposals should be addressed to Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

What to include: Proposals must include the information required by our by-laws, which are available on Corning’s website.

82	CORNING 2020 PROXY STATEMENT

Frequently Asked Questions About the Meeting and Voting

Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are furnishing proxy materials to you online, as permitted by SEC rules, to expedite your receipt of materials while lowering costs and reducing the environmental impact of printing and mailing full sets of annual meeting materials. If you received by mail a notice of the electronic availability of these materials, you will not receive a printed copy unless you specifically request it. Such notice contains instructions on how to request a paper copy of the materials.

Is the Proxy Statement Available on the Internet?

Yes. Most shareholders will receive the proxy statement and other annual meeting materials online. If you received a paper copy, you can also view these documents online by accessing our website at corning.com/2020-proxy. You can elect to receive future proxy statements and annual reports by Internet instead of receiving paper copies by mail by following the instructions for making such election when you electronically vote your shares.

Are You “Householding” For Shareholders Sharing the Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2019 Annual Report to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and our 2019 Annual Report, we will promptly send you additional copies upon written or oral request directed to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The same phone number and mailing address may be used to notify us that you wish to receive a separate proxy statement or Annual Report in the future, or to request delivery of a single copy of a proxy statement or Annual Report if you are receiving multiple copies.

Code of Ethics

Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers, which supplements the Code of Conduct governing all employees and directors. A copy of the Code of Ethics is available on our website at investor.corning.com/investor-relations/governance/overview/default.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination. During 2019, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers.

Incorporation by Reference

The Compensation Committee Report on page 60 and the Report of Audit Committee of the Board of Directors on page 76, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act or the Exchange Act, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

CORNING 2020 PROXY STATEMENT	83

Frequently Asked Questions About the Meeting and Voting

Additional Information

This proxy statement, our 2019 Annual Report, our Annual Report on Form 10-K, and all other filings with the SEC, each of the Board Committee Charters and the Corporate Governance Guidelines and Director Qualification Standards may be accessed via the Investor Relations page on Corning’s website at corning.com. These documents are also available without charge upon a shareholder’s written or oral request to Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, NY, 14831, telephone number 1-(607)-974-9000.

84	CORNING 2020 PROXY STATEMENT

Appendix A

Corning Incorporated and Subsidiary Companies
Reconciliation of Non-GAAP Financial Measures to
GAAP Financial Measures; Certain Definitions

Certain Definitions Used in this Proxy Statement:

Target Debt is total reported debt, plus operating lease adjustment, plus pension and other post-employment benefits (OPEB) adjustment.

Target EBITDA is EBITDA, plus operating lease adjustment, plus pension and OPEB adjustment, plus stock compensation expense.

* * *

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2019

(Unaudited; amounts in millions, except per share amounts)

	Net sales	Net income	Earnings per share
As reported	$11,503	$960	$1.07
Constant-currency adjustment(1)	153	115	0.13
Translation loss on Japanese yen-denominated debt(2)		2	0.00
Translated earnings contract gain, net(3)		(190)	(0.21)
Acquisition-related costs(4)		99	0.11
Discrete tax items and other tax-related adjustments(5)		37	0.04
Litigation, regulatory and other legal matters(6)		(13)	(0.01)
Restructuring, impairment and other charges(7)		334	0.37
Equity in losses of affiliated companies(8)		165	0.18
Pension mark-to-market adjustment(10)		69	0.08
Core performance measures	$11,656	$1,578	$1.76

See Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING 2020 PROXY STATEMENT	85

Appendix A

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2018

(Unaudited; amounts in millions, except per share amounts)

	Net sales	Net income	Earnings per share
As reported	$11,290	$1,066	$1.13
Constant-currency adjustment(1)	108	127	0.13
Translation loss on Japanese yen-denominated debt(2)		15	0.02
Translated earnings contract loss, net(3)		97	0.10
Acquisition-related costs(4)		103	0.11
Discrete tax items and other tax-related adjustments(5)		79	0.08
Litigation, regulatory and other legal matters(6)		96	0.10
Restructuring, impairment and other charges(7)		96	0.10
Equity in earnings of affiliated companies(8)		(119)	(0.13)
Pension mark-to-market adjustment(10)		113	0.12
Core performance measures	$11,398	$1,673	$1.78

See Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2017

(Unaudited; amounts in millions, except per share amounts)

	Net sales	Net (loss) income	(Loss) earnings per share
As reported	$10,116	$(497)	$(0.66)
Constant-currency adjustment(1)	142	138	0.15
Translation gain on Japanese yen-denominated debt(2)		(9)	(0.01)
Translated earnings contract loss, net(3)		78	0.09
Acquisition-related costs(4)		59	0.07
Discrete tax items and other tax-related adjustments(5)		127	0.14
Litigation, regulatory and other legal matters(6)		(9)	(0.01)
Restructuring, impairment and other charges(7)		62	0.07
Equity in earnings of affiliated companies(8)		(97)	(0.11)
Adjustments related to acquisitions(9)		13	0.01
Pension mark-to-market adjustment(10)		14	0.02
Adjustments resulting from the 2017 Tax Act(11)		1,755	1.96
Core performance measures	$10,258	$1,634	$1.60

See Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

86	CORNING 2020 PROXY STATEMENT

Appendix A

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED OPERATING CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Year Ended December 31, 2019

(Unaudited; amounts in millions)

Adjusted operating cash flow	$2,109
Adjustments from GAAP Net Cash Provided by Operating Activities
Realized gain on translated earnings contracts(a)	(66)
Translation losses on cash balances(b)	33
Restructuring, impairment and other charges(c)	(45)
Net cash provided by operating activities	$2,031

(a)	Represents the realized gain on translated earnings contracts.

(b)	Represents translation losses on Corning’s foreign cash balances.

(c)	Represents a budget to actual adjustment to arrive at the metric to calculate incentive compensation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED OPERATING CASH FLOW LESS CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Year Ended December 31, 2019

(Unaudited; amounts in millions)

Adjusted operating cash flow less capital expenditures	$131
Adjustments from GAAP Net Cash Provided by Operating Activities:
Realized gain on translated earnings contracts(a)	(66)
Translation losses on cash balances(b)	33
Restructuring, impairment and other charges(c)	(45)
Capital expenditures(d)	1,978
Net cash provided by operating activities	$2,031

(a)	Represents the realized gain on translated earnings contracts.

(b)	Represents translation losses on Corning’s foreign cash balances.

(c)	Represents a budget to actual adjustment to arrive at the metric to calculate incentive compensation.

(d)	Represents Corning’s 2019 capital expenditures.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED OPERATING CASH FLOW LESS CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Year Ended December 31, 2018

(Unaudited; amounts in millions)

Adjusted operating cash flow less capital expenditures	$926
Adjustments from GAAP Net Cash Provided by Operating Activities:
Translation losses on cash balances(a)	55
Receipt of contingent consideration(b)	(196)
Realized gain on translated earnings contracts(c)	(108)
Capital expenditures(d)	2,242
Net cash provided by operating activities	$2,919

(a)	Represents translation losses on Corning’s foreign cash balances.

(b)	Represents a budget to actual adjustment to arrive at the metric to calculate incentive compensation.

(c)	Represents the realized gain on translated earnings contracts.

(d)	Represents Corning’s 2018 capital expenditures.

CORNING 2020 PROXY STATEMENT	87

Appendix A

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures. These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment, and other charges or credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates. Corning utilizes constant-currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and new Taiwan dollar currencies. Effective January 1, 2019, Corning also began using constant-currency reporting for our Environmental Technologies and Life Sciences segments for the euro, Japanese yen and Chinese yuan. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows. Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends. These measures are not, and should not be viewed as a substitute for, GAAP reporting measures. With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control. As a result, the Company is unable to provide outlook information on a GAAP basis.

Effective July 1, 2019, we replaced the term “Core Earnings” with “Core Net Income”. The terms are interchangeable and the underlying calculations remain the same.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustment: Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars. Our Display Technologies segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar. Beginning January 1, 2019, as our Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen, these segments will also be presented on a constant-currency basis. We have not recast the prior periods for these two segments as the impact of fluctuations in these currencies are not material for prior periods. Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts. We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:

Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.

(3)	Translated earnings contract (gain) loss: We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro and British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(5)	Discrete tax items and other tax-related adjustments: For 2019, these include discrete period tax items such as changes in tax law, the impact of tax audits, changes in judgement about the realizability of certain deferred tax assets and other tax-related adjustments. For 2018, this amount primarily relates to the preliminary IRS audit settlement offset by changes in judgment about the realizability of certain deferred tax assets. For 2017, this amount represents the removal of discrete adjustments (e.g., changes in tax law, other than those of the 2017 Tax Act which are set forth separately, and changes in judgment about the realizability of certain deferred tax assets) as well as other non-operational tax-related adjustments.

(6)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.

(7)	Restructuring, impairment and other charges or credits: This amount includes restructuring, impairment and other charges or credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.

(8)	Equity in (earnings) losses of affiliated companies: These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment and other charges and settlements, or modifications, under “take-or-pay” contracts.

(9)	Adjustments related to acquisitions: Includes fair value adjustments to the Corning Precision Materials (“CPM”) indemnity asset related to contingent consideration, post-combination expenses and other acquisition and disposal adjustments.

(10)	Pension mark-to-market adjustment: Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(11)	Adjustments resulting from the 2017 Tax Act: Includes a provisional amount related to the one-time mandatory tax on unrepatriated foreign earnings, a provisional amount related to the remeasurement of U.S. deferred tax assets and liabilities, changes in valuation allowances resulting from the 2017 Tax Act, and adjustments for the elimination of excess foreign tax credit planning.

88	CORNING 2020 PROXY STATEMENT

Corning Incorporated

One Riverfront Plaza
Corning, NY 14831-0001

U.S.A.

www.corning.com

02ARFI40120EN

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED
ATTN: LINDA E. JOLLY
ONE RIVERFRONT PLAZA, HQ E2-10
CORNING, NY 14831

SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 29, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E97525-P32164	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CORNING INCORPORATED
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Donald W. Blair	☐	☐	☐

	1b.	Leslie A. Brun	☐	☐	☐

	1c.	Stephanie A. Burns	☐	☐	☐

	1d.	Richard T. Clark	☐	☐	☐

	1e.	Robert F. Cummings, Jr.	☐	☐	☐

	1f.	Deborah A. Henretta	☐	☐	☐

	1g.	Daniel P. Huttenlocher	☐	☐	☐

	1h.	Kurt M. Landgraf	☐	☐	☐

	1i.	Kevin J. Martin	☐	☐	☐

	1j.	Deborah D. Rieman	☐	☐	☐

	1k.	Hansel E. Tookes, II	☐	☐	☐

			For	Against	Abstain

	1l.	Wendell P. Weeks	☐	☐	☐

	1m.	Mark S. Wrighton	☐	☐	☐

2.	Advisory approval of the Company’s executive compensation (Say on Pay).		☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.		☐	☐	☐

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

NOTE: Please sign EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
E97526-P32164

Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2020 MEETING OF SHAREHOLDERS

APRIL 30, 2020

The undersigned hereby appoints Lawrence D. McRae and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 30, 2020, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning common stock through a Corning Incorporated benefit plan, share ownership as of March 2, 2020 is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.